AMERON, INC.


                      401(k) RETIREMENT SAVINGS PLAN



                         Effective January 1, 1993

                                 PREAMBLE


The Ameron, Inc. 401(k) Retirement Savings Plan (the "Plan") as stated herein is established for the benefit of Ameron employees.

The provisions of the Plan are subject to a determination by the Internal Revenue Service that the Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. It is further intended that the Plan also conform to the requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

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Table of Contents                                                      Page



ARTICLE 1      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1       Account . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2       Affiliated Employer . . . . . . . . . . . . . . . . . . .  1
     1.3       Ameron Beneflex Plan. . . . . . . . . . . . . . . . . . .  1
     1.4       Average Contribution Percentage . . . . . . . . . . . . .  1
     1.5       Average Deferral Percentage . . . . . . . . . . . . . . .  1
     1.6       Beneficiary . . . . . . . . . . . . . . . . . . . . . . .  1
     1.7       Board . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.8       Break in Service. . . . . . . . . . . . . . . . . . . . .  1
     1.9       Code. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.10      Committee . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.11      Company . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.12      Compensation. . . . . . . . . . . . . . . . . . . . . . .  2
     1.13      Computation Period. . . . . . . . . . . . . . . . . . . .  3
     1.14      Deferral Percentage . . . . . . . . . . . . . . . . . . .  3
     1.15      Disability or Disabled Participant. . . . . . . . . . . .  4
     1.16      Effective Date. . . . . . . . . . . . . . . . . . . . . .  4
     1.17      Eligible Employee . . . . . . . . . . . . . . . . . . . .  4
     1.18      Eligibility Service . . . . . . . . . . . . . . . . . . .  4
     1.19      Employee. . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.20      Employee Pretax  Contribution Account . . . . . . . . . .  4
     1.21      Employer. . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.22      Employer Contribution Account . . . . . . . . . . . . . .  4
     1.23      Employer Contribution . . . . . . . . . . . . . . . . . .  4
     1.24      Employment Commencement Date. . . . . . . . . . . . . . .  4
     1.25      Entry Date. . . . . . . . . . . . . . . . . . . . . . . .  5
     1.26      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     1.27      Family Member . . . . . . . . . . . . . . . . . . . . . .  5
     1.28      Fund. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     1.29      Funding Agent . . . . . . . . . . . . . . . . . . . . . .  5
     1.30      Highly Compensated Employee . . . . . . . . . . . . . . .  5
     1.31      Hour of Service . . . . . . . . . . . . . . . . . . . . .  7
     1.32      Loan Account. . . . . . . . . . . . . . . . . . . . . . .  7
     1.33      Leased Employee . . . . . . . . . . . . . . . . . . . . .  7
     1.34      Limitation Year . . . . . . . . . . . . . . . . . . . . .  7
     1.35      Named Fiduciary . . . . . . . . . . . . . . . . . . . . .  7
     1.36      Nonhighly Compensated Employee. . . . . . . . . . . . . .  7
     1.37      Normal Retirement Age . . . . . . . . . . . . . . . . . .  7
     1.38      One-Year Break in Service . . . . . . . . . . . . . . . .  8
     1.39      Participant . . . . . . . . . . . . . . . . . . . . . . .  8
     1.40      Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     1.41      Plan Sponsor. . . . . . . . . . . . . . . . . . . . . . .  9
     1.42      Plan Year . . . . . . . . . . . . . . . . . . . . . . . .  9
     1.43      Predecessor Employer. . . . . . . . . . . . . . . . . . .  9
     1.44      Predecessor to this Plan. . . . . . . . . . . . . . . . .  9
     1.45      Pretax Contributions. . . . . . . . . . . . . . . . . . .  9
     1.46      Qualified Nonelective Contributions . . . . . . . . . . .  9
     1.47      Qualified Nonelective Contribution Account. . . . . . . .  9
     1.48      Rollover Account. . . . . . . . . . . . . . . . . . . . .  9
     1.49      Spouse. . . . . . . . . . . . . . . . . . . . . . . . . .  9
         1.50    Termination . . . . . . . . . . . . . . . . . . . . . .  9
         1.51    Termination Date. . . . . . . . . . . . . . . . . . . .  9
         1.52    Valuation Date. . . . . . . . . . . . . . . . . . . . . 10
         1.53    Vesting Service . . . . . . . . . . . . . . . . . . . . 10
         1.54    Year of Eligibility or Vesting Service. . . . . . . . . 10
         1.55    Year of Service . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 2    SERVICE COUNTING RULES. . . . . . . . . . . . . . . . . . . 11
         2.1 Hours of Service   General Rule . . . . . . . . . . . . . . 11
         2.2 Hours of Service   Equivalencies. . . . . . . . . . . . . . 12
         2.3 Eligibility Service . . . . . . . . . . . . . . . . . . . . 12
         2.4 Vesting Service . . . . . . . . . . . . . . . . . . . . . . 12
         2.5 Service Credit with Prior Employer. . . . . . . . . . . . . 13

ARTICLE 3    ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . 14
         3.1 Eligibility . . . . . . . . . . . . . . . . . . . . . . . . 14
         3.2 Eligibility Upon Reemployment . . . . . . . . . . . . . . . 14
         3.3 Notification of Eligibility to Participate and Entry into
             Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 4    PRETAX CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . 15
         4.1 Employee Pretax Contributions . . . . . . . . . . . . . . . 15
         4.2 Change of Contribution Level. . . . . . . . . . . . . . . . 15
         4.3 Suspension of Contributions . . . . . . . . . . . . . . . . 15
         4.4 Manner of Contributions . . . . . . . . . . . . . . . . . . 16
         4.5 Remittance and Allocation of Pretax Contributions . . . . . 16
         4.6 Rollover Contributions. . . . . . . . . . . . . . . . . . . 16

ARTICLE 5    EMPLOYER CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . 18
         5.1 Employer Contributions. . . . . . . . . . . . . . . . . . . 18

ARTICLE 6    NONDISCRIMINATION REQUIREMENTS
             AND MAXIMUM ANNUAL ADDITIONS. . . . . . . . . . . . . . . . 20
         6.1 Nondiscrimination Requirements for Pretax Contributions . . 20
         6.2 Excess Pretax Contributions . . . . . . . . . . . . . . . . 21
         6.3 Family Aggregation Rules for Pretax Contributions . . . . . 21
         6.4 Additional Nondiscrimination Requirements . . . . . . . . . 22
         6.5 Excess Contributions. . . . . . . . . . . . . . . . . . . . 22
         6.6 Additional Nondiscrimination Limitation.. . . . . . . . . . 23
         6.7 Leveling Method . . . . . . . . . . . . . . . . . . . . . . 24
         6.8 Aggregation of Plans. . . . . . . . . . . . . . . . . . . . 25
         6.9 Code Section 415 Limits . . . . . . . . . . . . . . . . . . 25
         6.10    Miscellaneous Nondiscrimination Requirements. . . . . . 25

ARTICLE 7    PARTICIPANT ACCOUNTS. . . . . . . . . . . . . . . . . . . . 28
         7.1 Participant Accounts. . . . . . . . . . . . . . . . . . . . 28
         7.2 Allocations to Accounts . . . . . . . . . . . . . . . . . . 28

ARTICLE 8    INVESTMENT OF CONTRIBUTIONS . . . . . . . . . . . . . . . . 29
         8.1 Investment Funds. . . . . . . . . . . . . . . . . . . . . . 29
         8.2 Election of Investment Fund for Contributions . . . . . . . 29
         8.3 Change in Election of Investment Fund for Future
             Contributions . . . . . . . . . . . . . . . . . . . . . . . 29
         8.4 Change in Election of Investment Fund for Past Contributions29

ARTICLE 9    WITHDRAWALS AND LOANS . . . . . . . . . . . . . . . . . . . 30
         9.1 Withdrawals of Pretax Contributions . . . . . . . . . . . . 30
         9.2 Hardship Withdrawals. . . . . . . . . . . . . . . . . . . . 30
         9.3 Valuation and Payment of Withdrawals. . . . . . . . . . . . 31
         9.4 Loan Provision. . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE 10   ENTITLEMENT TO BENEFITS . . . . . . . . . . . . . . . . . . 34
         10.1    Retirement. . . . . . . . . . . . . . . . . . . . . . . 34
         10.2    Disability. . . . . . . . . . . . . . . . . . . . . . . 34
         10.3    Termination of Employment . . . . . . . . . . . . . . . 34
         10.4    Vesting on Plan Termination . . . . . . . . . . . . . . 34
         10.5    Forfeitures . . . . . . . . . . . . . . . . . . . . . . 35
         10.6    Death . . . . . . . . . . . . . . . . . . . . . . . . . 35
         10.7    Beneficiary . . . . . . . . . . . . . . . . . . . . . . 35
         10.8    Small Payments. . . . . . . . . . . . . . . . . . . . . 36

ARTICLE 11   DISTRIBUTION OF BENEFITS. . . . . . . . . . . . . . . . . . 37
         11.1    Form of Benefit Payment . . . . . . . . . . . . . . . . 37
         11.2    Benefit Commencement. . . . . . . . . . . . . . . . . . 37
         11.3    Minimum Required Distributions. . . . . . . . . . . . . 37
         11.4    Eligible Rollover Distribution Provision. . . . . . . . 38

ARTICLE 12   PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . 40
         12.1    Appointment of Committee. . . . . . . . . . . . . . . . 40
         12.2    Powers and Duties of the Committee. . . . . . . . . . . 40
         12.3    Actions by the Committee. . . . . . . . . . . . . . . . 41
         12.4    Interested Committee Members. . . . . . . . . . . . . . 42
         12.5    Indemnification . . . . . . . . . . . . . . . . . . . . 42
         12.6    Conclusiveness of Action. . . . . . . . . . . . . . . . 42
         12.7    Payment of Expenses . . . . . . . . . . . . . . . . . . 42
         12.8    Claim Procedure . . . . . . . . . . . . . . . . . . . . 42

ARTICLE 13   ESTABLISHMENT OF FUND . . . . . . . . . . . . . . . . . . . 44
         13.1    Funding Agreement . . . . . . . . . . . . . . . . . . . 44

ARTICLE 14   AMENDMENT, TERMINATION, AND MERGER OF THE PLAN. . . . . . . 45
         14.1    Right to Amend the Plan . . . . . . . . . . . . . . . . 45
         14.2    Right to Terminate the Plan . . . . . . . . . . . . . . 45
         14.3    Plan Mergers, Consolidations, and Transfers . . . . . . 45
         14.4    Amendment of Vesting Schedule . . . . . . . . . . . . . 46

ARTICLE 15   TOP-HEAVY PLAN REQUIREMENTS . . . . . . . . . . . . . . . . 47
         15.1    General Rule. . . . . . . . . . . . . . . . . . . . . . 47
         15.2    Vesting Provision . . . . . . . . . . . . . . . . . . . 47
         15.3    Coordination with Other Plans . . . . . . . . . . . . . 47
         15.4    Top-Heavy Plan Definition . . . . . . . . . . . . . . . 47
         15.5    Change in 415(e) Limits . . . . . . . . . . . . . . . . 49
         15.6    Key Employee. . . . . . . . . . . . . . . . . . . . . . 49
         15.7    Non-Key Employee. . . . . . . . . . . . . . . . . . . . 51
         15.8    Collective Bargaining Rules . . . . . . . . . . . . . . 51

ARTICLE 16   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 52
         16.1    Limitation on Distributions . . . . . . . . . . . . . . 52
         16.2    Limitation on Reversion of Contributions. . . . . . . . 52
         16.3    Voluntary Plan. . . . . . . . . . . . . . . . . . . . . 52
         16.4    Nonalienation of Benefits . . . . . . . . . . . . . . . 53
         16.5    Inability to Receive Benefits . . . . . . . . . . . . . 53
         16.6    Missing Persons . . . . . . . . . . . . . . . . . . . . 53
         16.7    Limitation of Third-Party Rights. . . . . . . . . . . . 53
         16.8    Invalid Provisions. . . . . . . . . . . . . . . . . . . 54
         16.9    One Plan. . . . . . . . . . . . . . . . . . . . . . . . 54
         16.10   Use and Form of Words . . . . . . . . . . . . . . . . . 54
         16.11   Headings. . . . . . . . . . . . . . . . . . . . . . . . 54
         16.12   Governing Law . . . . . . . . . . . . . . . . . . . . . 54

                                 ARTICLE 1
                                DEFINITIONS

1.1 "Account" shall mean, with respect to any Participant, his Employee Pretax Contribution Account and Employee Contribution Account, Loan Account, and Rollover Account and shall, as to each such Account, include any subaccount established thereunder.

1.2 "Affiliated Employer" means Ameron, Inc. and any of its subsidiaries or affiliates, and any other entity which is a member of a "controlled group of corporations," a group under "common control," or an "affiliated service group," all as determined under Code Sections 414(b), (c), (m), and (o). Notwithstanding the foregoing, an Affiliated Employer shall not include any domestic or foreign subsidiaries or affiliates as designated by the Company for purposes of participation in this Plan. This Plan specifically excludes the Participation of Employees of APCI.

1.3 "Ameron Beneflex Plan" means the Company's benefit program qualified under Code Section 125.

1.4 "Average Contribution Percentage" shall mean, for any Plan Year, the average of the ratios determined under Sections 6.4, 6.6, and 6.10 for
         (i) the group of Eligible Employees who are Highly Compensated Employees and (ii) the group of Eligible Employees who are Nonhighly Compensated Employees.

1.5 "Average Deferral Percentage" shall mean, for any Plan Year, the average of the ratios determined under Sections 6.1 and 6.6 for (i) the group of Eligible Employees who are Highly Compensated Employees and (ii) the group of Eligible Employees who are Nonhighly Compensated Employees.

1.6 "Beneficiary" shall mean the person or persons, entity or entities (including a trust(s)), or estate that shall be entitled to receive benefits payable pursuant to the provisions of this Plan by virtue of a Participant's death, pursuant to the provisions of Section 10.6.

1.7 "Board" shall mean the Board of Directors of Ameron, Inc. except that any action taken by the Board may also be taken by a duly authorized committee of the Board.

1.8 "Break in Service" shall mean a Termination followed by the completion of a One-Year Break in Service.

1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.


1.10 "Committee" shall mean the committee of individuals appointed by the Board to be responsible for the operation and administration of the Plan in accordance with the provisions of Article 12.

1.11     "Company" means Ameron, Inc., a Delaware corporation.

1.12 "Compensation" shall mean an Employee's actual wages paid, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for services actually rendered in the course of employment with the Employer to the extent that amounts are includable in gross income but shall exclude pay for overtime hours, bonuses, commissions, and the Company's contributions toward insurance, retirement, and other fringe benefit or employee welfare plans or programs or severance pay arrangements. Compensation with respect to any Employee shall also exclude:

         (a) Any compensation directly paid or payable as fringe benefits;

         (b) Any contributions made by the Employer for or on account of the Employees under this Plan or under any other employee benefit plan other than any specifically excepted herein;

         (c) Any compensation paid or payable by reason of services performed prior to the date the Employee becomes a Participant; and

         (d) Any compensation paid or payable by reason of services performed after the date the Employee ceased to be a Participant.

         (e) For Plan Years beginning after December 31, 1988, Compensation shall exclude amounts in excess of two hundred thousand dollars ($200,000) except as such limit is adjusted for cost of living in accordance with the provisions of Code
             Section 401(a)(17). In determining the Compensation of a Participant for purposes of this limitation, the rules of Code
             Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted two hundred thousand dollars ($200,000) limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation. Notwithstanding the above provisions to the contrary, compensation earned but not paid in a Plan Year may include amounts earned but not paid in a Plan Year because of the timing of pay periods and pay days if such amounts are paid during the first few weeks of the next following Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Compensation is included in more than one Limitation Year. If compensation for any prior Plan Year is taken into account in determining a Participant's benefits for the current year, the Compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior Plan Year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is two hundred thousand dollars ($200,000).

         (f) Compensation for commissioned sales employees (i.e., Enmar and PCD salesmen) shall be the lesser of (1) base pay plus commissions; or (2) $80,000.

1.13 "Computation Period" shall mean the Plan Year, except for purposes of determining eligibility, in which case, it shall mean the twelve (12) month period commencing with the Employee's Employment Commencement Date or most recent date of rehire following a Break in Service. If the Eligible Employee fails to satisfy the requirements for eligibility in that twelve (12) month period, the Computation Period for determining eligibility for that Eligible Employee shall thereafter be the Plan Year that begins within such twelve (12) month period and each Plan Year thereafter.

1.14 "Deferral Percentage" shall mean, for any Plan Year, for each Eligible Employee, whose Entry Date on which he first became entitled to participate in accordance with Section 3.3 has occurred, the ratio, for each such Eligible Employee, of Pretax Contributions, if any, made to the Plan by the Employer on behalf of such Eligible Employee for such Plan Year to such Eligible Employee's compensation (within the meaning of Code Section 414(s)) while eligible during such Plan Year. Notwithstanding any other provision to the contrary, a Participant's Deferral Percentage shall not exceed 15%. The Deferral Percentage shall be determined by using such Eligible Employee's compensation (within the meaning of Code Section 414(s)) for the Plan Year.

1.15 "Disability or Disabled Participant" shall mean a physical or mental condition of such severity and duration as to entitle the Participant to disability benefits under the Employer's long-term disability benefit plan.

1.16     "Effective Date" shall mean January 1, 1993.

1.17 "Eligible Employee" shall mean an Employee, who is entitled to participate in the Plan upon meeting the requirements in accordance with Section 3.1, other than (a) an Employee whose terms and conditions of employment are the subject of a collective bargaining agreement between an Employer and a collective bargaining agent unless and until participation in the Plan shall have been negotiated for and agreed to in writing by the representatives of such Employer and the collective bargaining agent.

1.18 "Eligibility Service" shall mean Service as counted for determining an Employee's right to become a Participant in the Plan, as determined in accordance with Article 2.

1.19 "Employee" shall mean any person who is a common-law employee and has been designated by Ameron as an Employee pursuant to his or her company employment records.

1.20 "Employee Pretax Contribution Account" shall mean the value of Pretax Contributions made on behalf of each Participant shall be accounted for in Employee Pretax Account.

1.21 "Employer" shall mean Ameron, Inc. and any other Affiliated Employer which, with the consent of the Board, shall adopt this Plan for some or all of its Eligible Employees. "Employer" when used in this Plan shall refer to such adopting entities either individually or collectively, as the context may require.

1.22 "Employer Contribution Account" shall mean the value of Employee Contributions made on behalf of the Employee shall be accounted for in the Employer Contribution Account.

1.23 "Employer Contribution" shall mean the contribution made by the Employer, if any, under Section 5.1.

1.24 "Employment Commencement Date" shall mean the date on which an Employee is first credited with an Hour of Service.

1.25 "Entry Date" shall mean the first day of the payroll period coincident with or immediately following January 1, April 1, July 1 and October 1 in every calendar year during which the Plan is in effect.

1.26 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (Public Law Section 93-406), as amended from time to time.

1.27 "Family Member" shall mean an individual described in Code Section 414(q)(6)(B), except that in determining whether Compensation paid to Family Members exceeds two hundred thousand dollars ($200,000), as indexed under Code Section 401(a)(17), the term "Family Member" shall include only the Spouse of the Eligible Employee and any lineal descendants who have not attained age 19 before the close of the Plan Year.

1.28 "Fund" shall mean any fund provided for in a trust arrangement, or a combination of a trust arrangement and one or more insurance company contracts, which is held by a Funding Agent, to which contributions under the Plan on and after the Effective Date will be made, and out of which benefits are paid to Participants or otherwise provided for.

1.29 "Funding Agent" shall mean a trustee or insurance company or any duly appointed successor or successors selected to hold a Fund.

1.30 "Highly Compensated Employee" shall mean an Employee who performs service during the Determination Year and is described in one or more of the following groups in accordance with IRS regulations:

         (a) An Employee who is a five percent (5%) owner as defined in Code Section 416(i)(1)(iii), at any time during the Determination Year or the Look-back Year.

         (b) An Employee who receives Compensation in excess of $75,000 during the Look-back Year. (The $75,000 limitation will be adjusted annually for increases in the cost of living in accordance with Code Section 415(d)).

         (c) An Employee who receives Compensation in excess of $50,000 during the Look-back Year and is a member of the top-paid group for the Look-back Year. (The $50,000 limitation will be adjusted annually for increases in the cost of living in accordance with Code Section 415(d)).

         (d) An Employee who is an officer within the meaning of Code
             Section 416(i) during the Look-back Year and who receives Compensation in the Look-back Year greater than fifty percent (50%) of the dollar limitation in effect under Code Section 415(b)(1)(A), for the calendar year in which the Look-back Year begins. Notwithstanding the foregoing, no more than 50 or, if lesser, the greater of three (3) employees or ten percent (10%) of the Employees shall be treated as officers; provided, however, if no officer is described in this subparagraph (d), then the highest-paid officer for such year shall be treated as herein described.

         (e) An Employee who is (i) described in paragraph (b), (c) or (d) above, and (ii) one of the 100 Employees who receives the most Compensation from the Employer during the Determination Year, when the Determination Year is substituted for the Look-back Year in paragraphs (b), (c), or (d).

             A former Employee shall be treated as a Highly Compensated Employee if such former Employee had a separation year prior to the Determination Year and was a Highly Compensated active Employee for either (1) such Employee's separation year or (2) any Determination Year ending on or after the Employee's 55th birthday.

             A separation year is the Determination Year in which the Employee separates from service. Notwithstanding the foregoing, an Employee who separated from service before January 1, 1987, is a Highly Compensated Employee only if he was a five percent (5%) owner or received Compensation in excess of $50,000 during (i) the Employee's separation year (or the year preceding such separation year), or (ii) any year ending on or after such Employee's 55th birthday (or the last year ending before such Employee's 55th birthday).

             Notwithstanding anything to the contrary in this Plan, Code Sections 414(b), (c), (m), (n) and (o) are applied before determining whether an Employee is Highly Compensated.

         For purposes of this section,

         (a) "Compensation" shall mean compensation as defined in Code
             Section 414(q)(7) and the regulations thereunder.

         (b) "Determination Year" shall mean the Plan Year for which the determination of who is Highly Compensated is being made.

         (c) "Look-back Year" shall mean the 12-month period preceding the Determination Year.

         (d) "Top-paid Group" shall mean the top twenty percent (20%) of Employees when rated on the basis of Compensation paid during the year. The number of Employees in the group will be determined in accordance with Code Section 414(q)(8).

         The Employer shall have the right to elect to determine Highly Compensated Employees by reference to calendar year Compensation, in accordance with IRS regulations. If the Employer so elects, the Employer must make such election with respect to all other qualified plans it maintains.

1.31 "Hour of Service" shall mean an hour of service calculated in accordance with the provisions of Article 2.

1.32 "Loan Account" shall mean the value of a Participant's loan balance accounted for in his loan account.

1.33 "Leased Employee" shall mean any person who renders personal services to an Affiliated Employer and who is described in Code
         Section 414(n)(2) by reason of providing such services, other than a person described in Code Section 414(n)(5). Contributions or benefits provided a Leased Employee by the leasing organization that are attributable to services performed for the Affiliated Employer shall be treated as provided by the Affiliated Employer. A Leased Employee shall not be considered an Employee of the Affiliated Employer if Leased Employees do not constitute more than 20 percent of the Affiliated Employer's nonhighly compensated workforce.

1.34 "Limitation Year" shall mean the 12-month period ending on each December 31. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on the date within the Limitation Year in which the amendment is made.

1.35 "Named Fiduciary" shall mean a fiduciary designated as such under the provisions of Article 12.

1.36 "Nonhighly Compensated Employee" shall mean an Eligible Employee other than a Highly Compensated Employee.

1.37 "Normal Retirement Age" shall mean the time a Participant attains age 65.

1.38 "One-Year Break in Service" shall mean a Plan Year computation period in which an Employee is credited with 500 Hours of Service or less. An Employee shall not be deemed to have incurred a One-Year Break in Service if the Employee is absent from Service because of an authorized leave of absence granted in writing for medical, disability, vacation, education or such other circumstances approved by the Committee in a uniform and nondiscriminatory manner.

         In the case of an Employee who is absent from work for any period by reason of:

         (a) The pregnancy of the Employee,

         (b) The birth of a child of the Employee,

         (c) The placement of a child with the Employee in connection with the adoption of such child by the Employee, or

         (d) The care of a child for a period beginning immediately following such birth or placement,

         the Plan shall include, solely for purposes of determining whether the Employee has incurred a One-Year Break in Service, the Hours of Service which would normally have been credited to the Employee but for such absence, or in any case in which the Committee is unable to determine the Hours of Service which would normally have been credited to the Employee, eight (8) Hours of Service per day of absence, provided, however, that the total number of hours treated in this manner as Hours of Service shall not exceed 501 Hours of Service. The hours described in the preceding sentence shall be credited in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a One-Year Break in Service in such period solely because the period of absence is treated as Hours of Service as provided above. Otherwise, the Hours of Service shall be credited on behalf of the Employee in the immediately following Plan Year.

1.39 "Participant" shall mean an Eligible Employee who meets the requirements for participation under Section 3.3 or an Employee or former Employee for whom a Employee Pretax Contribution Account and/or an Employer Account is maintained.

1.40 "Plan" shall mean the Ameron 401(k) Retirement Savings Plan, as embodied herein, and any amendments thereto.

1.41     "Plan Sponsor" shall mean Ameron, Inc.

1.42 "Plan Year" shall mean the period beginning on January 1, 1993 to December 31, 1993, and beginning each January 1 and ending each December 31 thereafter.

1.43 "Predecessor Employer" shall mean, with respect to an Employee, an organization or unit previously under the control of the Employer, if the Employee was previously employed under it.

1.44 "Predecessor to this Plan" shall mean any plan for which this Plan is a restatement, any plan which has been merged into this Plan or any Predecessor to this Plan, or any other plan sponsored by an entity which became an Affiliated Employer by acquisition or merger, and which adopted this Plan or a Predecessor to this Plan for any of its employees who had been participants in such other plan.

1.45 "Pretax Contributions" shall mean the contributions that an Employer contributes to the Plan on behalf of a Participant in accordance with Section 4.1.

1.46 "Qualified Nonelective Contributions" shall mean the additional contributions that an Employer may make to the Plan pursuant to
         Article 6 to satisfy the nondiscrimination requirements on Pretax and/or Employer Contributions.

1.47 "Nonelective Contribution Account" shall mean the value of Nonelective Contributions made on behalf of Eligible Employees who are Nonhighly Compensated Employees accounted for in their Nonelective Contribution Account.

1.48 "Rollover Account" shall mean the value of qualified rollovers made from a qualified retirement plan on behalf of an Eligible Employee accounted for in their Rollover Account.

1.49 "Spouse" shall mean the wife of a male Participant or the husband of a female Participant as determined under applicable State law.

1.50 "Termination" shall mean the cessation of active employment with the Employer or an Affiliated Employer.

1.51 "Termination Date" shall mean the first date on which an Employee ceases active employment with the Employer or any Affiliated Employer.

1.52 "Valuation Date" shall mean the last business day of each calendar quarter (March 31, June 30, September 30, and December 31).

1.53 "Vesting Service" shall mean Service as counted for determining a Participant's right to vest in his Employer Account under Article 7, as determined under the rules of Article 2.

1.54 "Year of Eligibility or Vesting Service" shall mean a Year of Service as determined under the appropriate Computation Period for calculating Eligibility or Vesting Service under the rules of
         Article 2.

1.55 "Year of Service" shall mean a twelve (12) month Computation Period during which the Employee is credited with 1,000 or more
                  Hours of Service, under the rules of Article 2.

                                ARTICLE 2
                          SERVICE COUNTING RULES

2.1      Hours of Service   General Rule.  An Employee shall be credited with
         an Hour of Service for:

         (a) Each hour for which a person is directly or indirectly paid, or entitled to payment, by an Affiliated Employer or a Predecessor Employer for the performance of duties. These hours shall be credited to the person during the appropriate Computation Period in which the duties are performed;

         (b) Each hour for which a person is directly or indirectly paid, or entitled to payment, by an Affiliated Employer or a Predecessor Employer for reasons other than for the performance of duties (such as vacation, holiday, illness, incapacity including disability, jury duty, military duty, leave of absence or layoff). These hours shall be credited to the Employee during the Computation Period in which the nonperformance of duties occurs, but the total credit for any single continuous period during which the employee performs no duties (whether or not in a single Computation Period) of such hours shall not exceed 501 hours. The computation of non-work hours described in this subsection will be computed in accordance with the provisions of the Department of Labor Regulation Section 2530.200b-2; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Affiliated Employer or Predecessor Employer. These hours will be credited to the person for the Plan Year to which the award or agreement pertains.

         (d) Each hour for which an Employee is not paid or entitled to payment but during which he normally would have performed duties for an Affiliated Employer during any period for which he is eligible to receive benefits under the long-term disability plan of an Affiliated Employer.

         (e) Employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Plan Sponsor is a member and any other entity required to be aggregated with the Plan Sponsor pursuant to Code Section 414(o). Hours of Service will also be credited for any individual considered an Employee under Code Sections 414(n) and 414(o).

2.2      Hours of Service   Equivalencies.  In calculating Hours of Service the
         Committee may, in lieu of actual hour counting, use any of the following equivalencies for classifications of employees for whom exact hour counting would be administratively burdensome, provided that, if the Committee decides to calculate Hours of Service based upon any of the following equivalencies for any classification of employees, the equivalencies shall be reasonable and nondiscriminatory, and shall be consistently applied. The equivalencies which may be used are:

         (a) Days of Employment: One day of employment for which the Employee would have been credited under the general rules with at least one Hour of Service shall be equivalent to 10 Hours of Service.

         (b) Weeks of Employment: One week of employment for which the Employee would have been credited under the general rules with at least one Hour of Service shall be treated as 45 Hours of Service.

         (c) Semimonthly Payroll Periods: One semi-monthly payroll period for which the Employee would have been credited under the general rules with at least one Hour of Service shall be treated as 95 Hours of Service.

         (d) Months of Employment: One month of employment for which the Employee would have been credited under the general rules with at least one Hour of Service shall be treated as 190 Hours of Service.

         In interpreting the foregoing equivalencies the Committee shall rely on Department of Labor Regulations Section 2530.200b-3.

2.3 Eligibility Service. An Eligible Employee shall be credited with a Year of Eligibility Service if he performs 1,000 or more Hours of Service during the applicable Computation Period or, if he fails to perform 1,000 or more Hours of Service in that Computation Period, he shall be credited with a Year of Eligibility Service if he performs 1,000 hours in any Computation Period commencing after his Employment Commencement Date or rehire date. The date of rehire is the first day on which the Employee is credited with an Hour of Service after the first eligibility computation period in which the Employee incurs a One-Year Break in Service.

2.4 Vesting Service. An Employee shall be credited with a Year of Vesting Service for each Year of Service except that Vesting Service shall not include:

         (a) Pre-18 Service. Any Year of Service completed prior to the date on which the Employee has attained age eighteen (18).

         (b) Rule of Parity. In the case of an Employee who had never made Pretax Contributions to the Plan and was not vested in his Employer Account at his Termination Date and who has incurred a number of consecutive One Year Breaks in Service equal to the greater of five (5) or the number of Years of Service credited to him prior to the first of such consecutive One-Year Breaks in Service, Years of Service during Plan Years prior to such Break in Service.

2.5 Service Credit with Prior Employer. If the Employer maintains the Plan of a Predecessor Employer, service with such predecessor employer will be treated as Service for the Employer as provided for under Code
         Section 414(a) and the regulations thereunder.

                                 ARTICLE 3
                                ELIGIBILITY

3.1 Eligibility. An Eligible Employee shall become eligible to participate in the Plan. An Eligible Employee may elect to become a Participant in the Plan on any Entry Date.

3.2 Eligibility Upon Reemployment. A former Participant or a former Eligible Employee who had met the eligibility requirements of Section
         3.1 who is reemployed by the Employer as an Eligible Employee shall be eligible to participate in the Plan as of his reemployment date. An Eligible Employee who had not met the eligibility requirements of
         Section 3.1 before his Termination Date shall be eligible to participate in the Plan upon satisfaction of the requirements in
         Section 3.1.

3.3 Notification of Eligibility to Participate and Entry into Plan. The Committee shall notify each Eligible Employee of the eligibility requirements and benefits under the Plan prior to the Entry Date he first becomes entitled to participate. An Eligible Employee (including a former Participant who is reemployed) who has satisfied the eligibility requirements specified in this Article 3 may become a Participant by filing an election to have Pretax Contributions made on his behalf, in accordance with Section 4.1. Such Eligible Employee's participation shall become effective on the Entry Date coincident with or next following the date on which such Eligible Employee files his election with the Committee or as soon as practicable thereafter. In order to become a Participant, an Eligible Employee shall also be required to make investment elections pursuant to Section 8.2 and to designate a Beneficiary pursuant to Section 10.7.

                               ARTICLE 4
                           PRETAX CONTRIBUTIONS

4.1 Employee Pretax Contributions. Subject to the provisions of Article 6 and Section 9.2(e), a Participant may direct the Employer, in the manner prescribed by the Committee, to make contributions to the Plan on his behalf of a stated whole percentage of his Compensation. A Participant's Pretax Contributions to this Plan and any other plan qualified under Code Section 401(k) maintained by an Affiliated Employer shall not exceed seven thousand dollars ($7,000) or such higher amount as may be permitted under Code Section 402(g)(5) for any taxable year.

         If, on or before March 1 of any year, a Participant notifies the Plan Administrator in writing, in accordance with Code Section 402(g)(2)(A), that all or a portion of the Pretax Contributions made on his behalf is in excess of the dollar limit under Section 402(g)(5) for the preceding taxable year of the Participant, the Plan Administrator shall make a reasonable attempt to have such excess Pretax Contributions and income allocable thereto distributed to the Participant no later than the April 15 following such notification. The income allocable to such excess Pretax Contribution shall be determined in accordance with Proposed Reg. Section 1.402(g)-1(d)(5) and will include income for the Plan Year for which the excess Pretax Contribution was made and for the period between the end of such Plan Year and the date of the distribution.

4.2 Change of Contribution Level. A Participant may, as prescribed by the Committee, direct the Employer to change the rate of Pretax Contributions made on his behalf. Changes may be made quarterly during the Plan Year and shall become effective on the Entry Date coincident with or next following the Participant's direction or as soon as practicable thereafter.

4.3 Suspension of Contributions. A Participant may, as prescribed by the Committee, notify the Employer to suspend the Pretax Contributions made on his behalf. Suspensions may be made at any time during the Plan Year and shall become effective on the Entry Date coincident with or next following such notification or as soon as practicable thereafter. A Participant shall notify the Employer to suspend the Pretax Contributions made on his behalf as prescribed by the Committee. Resumption of contributions shall commence on the Entry Date coincident with or next following the notification or as soon as practicable thereafter.

4.4 Manner of Contributions. All Pretax Contributions shall be in the form of Employee-authorized payroll deductions. Such deductions shall be made in whole percentages each payroll period, subject to the change and suspension of contribution provisions of Sections 4.3 and
         4.4. Subject to the limitations of Sections 4.1 and 4.2, each Participant may elect contributions on his own behalf in whole percentages from 2% to 15% of the Participant's Compensation for each payroll period. Such Contributions shall be credited to the Participant's Account and shall be made in accordance with the rules established by the Committee.

4.5 Remittance and Allocation of Pretax Contributions. Pretax Contributions shall be remitted to the Funding Agent by the Employer as soon as practicable, but in no event more than ninety (90) days after the end of the payroll period during which such Contributions are made, and shall be allocated to each Participant's Employee Pretax Contribution Account as of the next Valuation Date coincident with or next following the end of the payroll period during which such Contributions are made.

4.6 Rollover Contributions. An Employee may, subject to such uniform and nondiscriminatory terms and conditions as may be established from time to time by the Committee, request the Committee to authorize the Funding Agent to accept a rollover of a distribution of the value of the Employee's account or benefit from the qualified plan of a former employer. A Rollover Contribution shall be accepted provided the following conditions are met:

         (a) The Rollover Contribution to this Plan is in cash;

         (b) The Rollover Contribution does not include any employee contributions;

         (c) The Committee receives a letter from the Employee's former employer stating that the distribution to the Employee is from a plan qualified under Code Section 401(a) and that the distribution is being made on account of the Employee's severance of employment;

         (d) The Employee makes a written statement that the Rollover Contribution shall be made to this Plan within sixty (60) days of his receipt of the distribution from the other qualified plan and that the proposed Rollover Contribution, to the best of his knowledge, meets all of the Code requirements for rollover treatment.

         The amount of the Rollover Contribution shall be held in the Participant's Rollover Account. Such Account shall be invested in accordance with Article 8 and shall be adjusted for debits and credits in accordance with Section 7.2.

                                 ARTICLE 5
                          EMPLOYER CONTRIBUTIONS

5.1      Employer Contributions.
         (a) For the Plan Year beginning January 1, 1993, and for each Plan Year thereafter, at the discretion of the Board of Directors, the Employer may contribute Company stock out of its income for the current fiscal year and/or accumulated earned surplus for such fiscal year before all federal income and excess profits taxes to the Plan an amount that, when added to the aggregate of available forfeitures under this Plan, equals the sum of the amounts to be allocated during such Valuation Period to the Employer Contribution Account of each Participant. The allocation will be in Company stock equal in value to the allocation dollar amount. The amount of stock allocated to the Employer Contribution Account for each Participant will equal 50% of the dollar value of the Participant's matched contributions for such Valuation Period to a maximum of 3% of a Participant's Compensation for such Valuation Period. Notwithstanding any other provisions to the contrary in this Plan, subsections (1) Employee Contributions and (2) Qualified Nonelective Contributions shall be credited to the Participant's Account as follows:

             (1) Employer Matching Contributions shall be credited monthly to the Participant's Account

             (2) Qualified Nonelective Contributions shall be credited
                 annually, to the Participant's Account, if the Participant is an active Participant on the last day of the Plan Year.

         (b) Notwithstanding the foregoing, the sum of the contribution of the Employer shall not exceed 3% of the total compensation (after any salary reductions) and the Employee contribution for any fiscal year shall not exceed an amount equal to 15% of the total Compensation (after any salary reductions) otherwise paid or accrued to all Participants employed by the Employer for such Plan Year.

         (c) In no event shall the Employer contribution attributable to any Plan Year be so large as to cause the Annual Addition for any Participant to exceed the amount permitted under this Plan.

         (d) In no event shall the Employer contribution for any fiscal year exceed an amount which the Employer estimates will be deductible under Code Section 404(a)(3) and, if applicable, Code Section 404(a)(7).

         (e) The Employer may, notwithstanding any other provision of this Plan, make all contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year.

         (f) Payment of Employer contributions for a Valuation Period ending in or with the Employer's taxable year will be made at any time during such taxable year or after its close, but not later than the date, including extensions, on which the Employer's federal income tax return is due with respect to such taxable year.

         (g) Each Employer contribution will be a complete discharge of the financial obligations of the Employer under the Plan with respect to the period for which it is made.

                                 ARTICLE 6
                      NONDISCRIMINATION REQUIREMENTS
                       AND MAXIMUM ANNUAL ADDITIONS

6.1 Nondiscrimination Requirements for Pretax Contributions. For any Plan Year, the amount of Pretax Contributions must satisfy either Subsection (a) or (b) as set forth below:

         (a) The Average Deferral Percentage for Highly Compensated Employees may not exceed one and twenty-five one-hundredths (1.25) times the Average Deferral Percentage for Nonhighly Compensated Employees.

         (b) The Average Deferral Percentage for Highly Compensated
             Employees

             (1) May not exceed two (2) times the Average Deferral
                 Percentage for Nonhighly Compensated Employees, and

             (2) May not exceed the Average Deferral Percentage for
                 Nonhighly Compensated Employees by more than two (2) percentage points.

         The Committee is empowered to monitor the Plan throughout the Plan Year and decrease or suspend the amount of Pretax Contributions by Highly Compensated Employees or any group of Highly Compensated Employees made pursuant to Section 4.1. Any such decrease or suspension shall also be effective for purposes of determining Employer Matching Contributions to be made pursuant to Section 5.1.

         The Employer may also, in its sole discretion, make Qualified Nonelective Contributions on behalf of Eligible Employees who are Nonhighly Compensated Employees in an amount sufficient to satisfy the nondiscrimination requirements of this Section. Such contributions shall be allocated based on the ratio which each such Eligible Employee's Compensation bears to the total Compensation of all such Eligible Employees for the Plan Year. Such additional contributions, if any, shall be fully vested.

         For purposes of performing the Average Deferral Percentage test, Pretax Contributions must be made before the last day before the twelve (12) month period immediately following the Plan Year to which contributions relate.

         The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Deferral Percentage test and the amount of the Pretax Contributions used in such test.

6.2 Excess Pretax Contributions. If for any Plan Year it is determined that the nondiscrimination requirements under Section 6.1 are not satisfied:

         (a) Certain Highly Compensated Employees shall have the Pretax Contributions made on their behalf reduced retroactively in accordance with the leveling method described in Section 6.7;

         (b) At the Committee's sole discretion, a Highly Compensated Employee who has had the Pretax Contributions made on his behalf reduced under Subsection (a) shall have the amount of such reduction treated as follows:

             All or a portion of the amount of such reduction plus any investment earnings allocable to such Pretax Contributions shall be paid in cash to the Highly Compensated Employee. Payment shall be made within two-and-one-half (2-1/2) months following the last day of the Plan Year for which the reduction was necessary, if practicable, but in no event later than the last day of the Plan Year following such Plan Year. If such excess amounts are distributed more than two-and-one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a 10 percent (10%) excise tax will be imposed on the Employer with respect to such amounts. The income allocable to such excess Pretax Contributions shall be determined in accordance with Reg.
             Section 1.401(k)-1(f)(4)(ii) and will include income for the Plan Year for which the excess Pretax Contributions were made but not for the period between the end of such Plan Year and the date of the distribution.

         (c) Excess Pretax Contributions shall be treated as annual additions under the Plan.

6.3 Family Aggregation Rules for Pretax Contributions. The family aggregation rules of Code Section 414(q)(6) shall apply to any Eligible Employee who is Highly Compensated and a five (5) percent (5%) owner or one of the ten (10) most Highly Compensated Employees. The Average Deferral Percentage for the Family Members, which are treated as one Eligible Employee who is Highly Compensated, shall be the Average Deferral Percentage determined by combining the Pretax Contributions and Compensation of all eligible Family Members.

         If the Average Deferral Percentage of a Highly Compensated Employee is determined under the family aggregation rules, excess Pretax Contributions shall be allocated among the Family Members in proportion to the Pretax Contributions of each Family Member that were combined to determine the Average Deferral Percentage rates.

6.4 Additional Nondiscrimination Requirements. For any Plan Year, the amount of contributions must satisfy either Subsection (a) or (b) as set forth below:

         (a) The Average Contribution Percentage for Highly Compensated Employees may not exceed one and twenty-five one-hundredths (1.25) times the Average Contribution Percentage for Nonhighly Compensated Employees.

         (b) The Average Contribution Percentage for Highly Compensated
             Employees

             (1) May not exceed two (2) times the Average Contribution
                 Percentage for Nonhighly Compensated Employees, and

             (2) May not exceed the Average Contribution Percentage for
                 Nonhighly Compensated Employees by more than two (2) percentage points.

         The Committee is empowered to monitor the Plan throughout the Plan Year and to decrease or suspend the amount of contributions made by Highly Compensated Employees pursuant to an election made pursuant to
         Section 4.2.

         The Employer may also, in its sole discretion, make Qualified Nonelective Contributions on behalf of Eligible Employees who are Nonhighly Compensated Employees in an amount sufficient to satisfy the nondiscrimination requirements of this section. Such contributions shall be allocated based on the ratio that each such Eligible Employee's Compensation bears to the total Compensation of all such Eligible Employees for the Plan Year. Such additional contributions shall be fully vested.

6.5 Excess Contributions. If for any Plan Year it is determined that the nondiscrimination requirements of Section 6.4 are not satisfied:

         (a) Certain Highly Compensated Employees shall have the total of their contributions reduced retroactively in accordance with the leveling method described in Article 6.

         (b) A Highly Compensated Employee who has had the total of his contributions reduced in accordance with this Section 6.5 shall have the amount of such reduction taken from his contributions for the Plan Year.

         (c) Reduced contributions plus any investment earnings allocable to such contributions shall be paid in cash to the Highly Compensated Employee. Payment shall be made within two-and-one-half (2-1/2) months following the last day of the Plan
             Year for which the reduction was necessary, if practicable, but in no event later than the last day of the Plan Year following such Plan Year. If such excess amounts are distributed more than two-and-one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a 10 percent (10%) excise tax will be imposed on the Employer with respect to such amounts. The income allocable to such reduced contributions shall be determined in accordance with such Regulations and will include income for the Plan Year for which the contributions were made but not for the period between the end of such Plan Year and the date of distribution.

         (d) Excess Contributions shall be treated as annual additions under the Plan.

6.6 Additional Nondiscrimination Limitation. If the nondiscrimination requirements in Sections 6.1 and 6.4 are satisfied solely by using the limit set forth in Subsection (b) in both Sections, then the requirements in either Subsections (a) or (b) must be satisfied:

         (a) The sum of the Average Deferral Percentage and the Average Contribution Percentage for Highly Compensated Employees may not exceed the sum of:

             (1) One and twenty-five one-hundredths (1.25) times the greater of:
                 (A) The Average Deferral Percentage of the Nonhighly Compensated Employees, and
                 (B) The Average Contribution Percentage of the Nonhighly Compensated Employees; and

             (2) The lesser of:
                 (A) Two (2) times the lesser of the Average Deferral Percentage and the Average Contribution Percentage of the Nonhighly Compensated Employees, and
                 (B) Two percentage points (2%) plus the lesser of the Average Deferral Percentage and the Average Contribution Percentage of the Nonhighly Compensated Employees.

         (b) The sum of the Average Deferral Percentage and Average Contribution Percentage for Highly Compensated Employees may not exceed the sum of:

             (1) One and twenty-five one-hundredths (1.25) times the lesser of
                 (A) The Average Deferral Percentage of the Nonhighly Compensated Employees, and
                 (B) The Average Contribution Percentage of the Nonhighly Compensated Employees; and

             (2) The lesser of:
                 (A) Two (2) times the greater of the Average Deferral Percentage and Average Contribution Percentage of the Nonhighly Compensated Employees, and
                 (B) Two percentage points (2%) plus the greater of the Average Deferral Percentage and the Average Contribution Percentage of the Nonhighly Compensated Employee.

         (c) If the nondiscrimination requirements under Subsections (a) and (b) are not satisfied, amounts in excess of that required to meet the nondiscrimination requirements shall be treated as an Excess Pretax Contribution in the same manner as provided in Sections 6.2.

6.7 Leveling Method. If the nondiscrimination requirements of Section 6.1 or 6.4 are not met, Pretax Contributions shall be reduced retroactively under the leveling method as follows:

         (a) The Highly Compensated Employee with the highest Deferral Percentage (or Contribution Percentage) shall have his total Pretax Contributions reduced to the extent required to satisfy the nondiscrimination requirements of Section 6.1 (or Section 6.4) or to cause such Highly Compensated Employee's Deferral Percentage (or Contribution Percentage) to equal that of the Highly Compensated Employee with the next highest Deferral Percentage (or Contribution Percentage).

         (b) If the nondiscrimination requirements set forth in Section 6.1 (or Section 6.4) are still not satisfied after the reduction in subsection (a) is made, the Highly Compensated Employee with the highest Deferral Percentage (or Contribution Percentage) shall have his total Pretax Contributions reduced to the extent required to meet the nondiscrimination requirements of Section 6.1 (or Section 6.4) or to cause such Highly Compensated Employee's Deferral Percentage (or Contribution Percentage) to equal that of the Highly Compensated Employee with the next highest Deferral Percentage (or Contribution Percentage).

         (c) If the nondiscrimination requirements set forth in Section 6.1 (or Section 6.4) are still not satisfied after the reduction in subsection (b) is made, the process shall be repeated until the nondiscrimination requirements of Section 6.1 (or Section 6.4) are satisfied.

6.8 Aggregation of Plans. In the event this Plan is aggregated with any other plan maintained by an Affiliated Employer and treated as a single plan for purposes of Code Sections 401(a)(4) and 410(b) (other than Code Section 410(b)(2)(A)(ii)), all Pretax Contributions made under the two plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Code Sections 401(k) and 401(m), such plans shall be treated as a single plan for purposes of satisfying Code Sections 401(a)(4) and 410(b). Plans may be aggregated to satisfy Code Section 401(m) only if they have the same Plan Year.

6.9 Code Section 415 Limits. The annual additions made on behalf of a Participant hereunder shall be limited to the extent required by Code
         Section 415 and rulings, notices, and regulations issued thereunder. To the extent applicable, Code Section 415 and rulings, notices, and regulations issued thereunder are hereby incorporated by reference into this Plan. In calculating these limits, the following rules shall apply:

         (a) In the event the Committee determines that the annual additions made on behalf of a Participant during any Limitation Year are in excess of the limitations of this Section as the result of a mistake in estimating a Participant's compensation or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the use of these rules, such annual additions shall be reduced for such Limitation Year in such amount so that the limitations of this Section are not exceeded. Such annual additions shall be reduced to the extent necessary, first from unmatched Pretax Contributions, then from any remaining Pretax Contributions for such Limitation Year, so that the limitations of this Section are not exceeded.

         (b) If the Participant is, or ever has been, covered under one or more qualified defined benefit plans maintained by the Employer or Affiliated Employer, the combined plan limits of Code Section 415(e) shall be calculated by reducing the limits applicable to the defined benefit plans first, prior to restricting annual additions to this Plan.

6.10 Miscellaneous Nondiscrimination Requirements. The following nondiscrimination requirements apply:

         (a) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code
             Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

         (b) For purposes of determining the Contribution Percentage of a Participant who is a five-percent (5%) owner or one of the ten
             (10) most Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for the Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

         (c) For purposes of performing the Contribution Percentage test, Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

         (d) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Nonelective Contributions or Matching Contributions, or both, used in such test.

         (e) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

             For purposes of this Section 6.10, the words below shall have the following meaning:

             (1) "Average Contribution Percentage" shall have the same
                 meaning as provided for under Section 1.3.

             (2) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

             (3) "Contribution Percentage Amounts" shall mean the sum of the
                 Employer Matching Contributions and Employer Discretionary Contributions (to the extent not taken into account for purposes of the Average Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Employer Matching Contributions that are forfeited either to correct excess contributions or because the contributions to which they relate are excess Pretax Contributions. If so elected in the adoption agreement, the Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer may also elect to use Pretax Contributions in the Contribution Percentage Amounts so long as the Average Deferral Percentage test is met before the Pretax Contributions are used in the Average Contribution Percentage test and continues to be met following the exclusion of those Pretax Contributions that are used to meet the Average Contribution Percentage test.

             (4) "Eligible Participant" shall mean any Employee who is
                 eligible to make a Pretax Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive an Employer Matching Contribution (including forfeitures).

             (5) "Matching Contribution" shall mean an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's Pretax Contribution, under a Plan maintained by the Employer, as described in Section 5.1.

                                 ARTICLE 7
                           PARTICIPANT ACCOUNTS

7.1 Participant Accounts. The Committee shall establish all accounts and subaccounts as deemed necessary.

         The maintenance of the Account is for accounting purposes only and segregation of the Fund's assets shall not be required. Contributions and earnings thereon shall be allocated to Participants' Accounts as soon as practicable after they are made.

7.2 Allocations to Accounts. As of each Valuation Date, the Funding Agent shall determine the fair market value of the Fund and the Committee shall determine the fair market value of each Participant Account.
         The Account balances of each Participant shall be adjusted on a reasonable and consistent basis to reflect the following events since the preceding Valuation Date:

         (a) Investment elections and his pro rata share of gains/losses and expenses of the investment funds in which his Account balances are invested;

         (b) Pretax Contributions;

         (c) Allocations of Employer Contributions; and

         (d) Other credits and charges properly allocable.

         In determining the value of the Fund and each individual Account, the Funding Agent and the Committee shall exercise their best judgment, and all determinations of value shall be binding upon all Participants and their Beneficiaries. All allocations shall be deemed to have been made as of the Valuation Date, regardless of when allocations are actually made.

         The Committee shall also have the right to authorize the Funding Agent to determine the fair market value of the Fund on a date other than a Valuation Date when it deems necessary to preserve the assets of the Plan.

                                 ARTICLE 8
                        INVESTMENT OF CONTRIBUTIONS

8.1 Investment Funds. The agreement entered into between the Employer and the Funding Agent pursuant to Section 13.1 to invest and retain the assets of the Plan shall provide at least three (3) investment fund options in which Participants can invest their Pretax Contributions. Pending investment and disbursement, the Fund may be invested in investments of a short-term nature.

8.2 Election of Investment Fund for Contributions. A Participant shall direct, at the time he becomes a Participant in the Plan, in the manner prescribed by the Committee, the manner in which his Pretax Contributions are to be invested. Investments shall be made in one
         (1) or more of the investment funds available under Section 8.1, in ten percent (10%) increments.

8.3 Change in Election of Investment Fund for Future Contributions. Subject to any limitations imposed by the Funding Agent and the Committee, a Participant may, as prescribed by the Committee, elect to change his investment election for future Pretax Contributions in ten percent (10%) increments. Changes may be made quarterly during the Plan Year and shall become effective on the Valuation Date coincident with or next following the election or as soon as practicable thereafter.

8.4 Change in Election of Investment Fund for Past Contributions. Subject to any limitations imposed by the Funding Agent and the Committee, a Participant may, as prescribed by the Committee, elect to transfer all or a portion of the value of his Accounts from one fund to another fund in ten percent (10%) increments. Transfers may be made quarterly during the Plan Year and shall become effective on the Valuation Date coincident with or next following the election or as soon as practicable thereafter.

                                 ARTICLE 9
                           WITHDRAWALS AND LOANS

9.1      Withdrawals of Pretax Contributions
         (a) A Participant who is an Employee shall have no right to withdraw any portion of his/her Employer Contribution Account or Qualified Nonelective Contribution Account. A Participant who is an Employee shall have no right to withdraw any portion of his Employee Pretax Contribution Account or his Rollover Account, except as provided in Section 9.2.

         (b) A request for a withdrawal under this Article 9 shall be made on forms and in accordance with procedures prescribed by the Committee. The minimum amount of a withdrawal shall be one thousand dollars ($1,000).

9.2      Hardship Withdrawals.
         (a) A Participant who is an Employee may, in the event of Hardship, be permitted to make a withdrawal from his Accounts. For purposes of this Section 9.2, the term "Hardship" shall mean:

             (1) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's Spouse or any dependents of the Participant or necessary to incur such medical care;

             (2) Purchase (excluding mortgage payments) of a principal
                 residence for the Participant;

             (3) Payment of tuition and related educational fees for the twelve (12) months of post-secondary education for the Participant, his Spouse, children, or dependents;

             (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (b) Before a Hardship withdrawal is granted, the Participant shall be required to make all withdrawals, other than hardship, available to him under Article 9. If these amounts are insufficient to meet the Hardship, the Participant shall then be permitted to make a Hardship withdrawal of an amount sufficient to alleviate the Hardship, including any taxes and penalties attributable to the withdrawal.

         (c) The amount necessary to fund the withdrawal shall be taken from the Participant's Employee Pretax Contribution Account or Rollover Account up to an amount not in excess of the value of the Employee Pretax Contribution Account or Rollover Account.

         (d) A request for a withdrawal under this Section 9.2 shall be made on forms prescribed by the Committee. The Committee shall establish a uniform and nondiscriminatory policy for reviewing withdrawal applications and any determination made by the Committee shall be final but subject to appeal under
             Section 12.8.

         (e) In the case of a Participant who receives a Hardship withdrawal that consists in whole or in part of Pretax Contributions, notwithstanding Sections 4.1 and 4.2, such Participant shall not be permitted to have Pretax Contributions made on his behalf to this Plan or any other plan (as such term is defined in Treasury Regulations) maintained by an Affiliated Employer (whether or not a participating employee) during the twelve (12) month period following his receipt of such withdrawal. Furthermore, the maximum Pretax Contribution such Participant is permitted to have made on his behalf under Code Section 402(g) to this Plan and any plan maintained by an Affiliated Employer for the calendar year following the calendar year of the Hardship withdrawal shall be reduced by the amount of Pretax Contributions made on behalf of the Participant in the calendar year of the Hardship withdrawal to this Plan and all other plans maintained by an Affiliated Employer in which the Participant participated.

         (f) Hardship withdrawals are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417.

9.3 Valuation and Payment of Withdrawals. In the event of a withdrawal under this Article 9, the value of a Participant's Accounts shall be determined by the Funding Agent as of the Valuation Date coincident with or next following the date on which the Funding Agent receives instructions from the Committee to make the Hardship withdrawal. Withdrawals shall be paid to the Participant in cash on the earliest practicable date following the aforementioned Valuation Date.

9.4 Loan Provision. A Participant who is an Employee or a former Employee who is a party-in-interest (as defined in Section 3(14) of ERISA) of the Employer may, on forms and in accordance with procedures prescribed by the Committee, apply to borrow from the value of the Employee Contribution, Employer Matching Contribution and/or rollover contribution portion of his Accounts. Any loan made under this
         Section 9.4 shall be subject to the following provisions:

         (a) Only one (1) loan shall be made to a Participant in any given Plan Year and no Participant shall have more than one loan outstanding at any given time. Notwithstanding any provision in this Plan to the contrary, no new loan is permitted unless all old loans have been paid off.

         (b) The amount of a loan shall not be less than one thousand dollars ($1,000). At the time a loan is made, the amount of such loan shall not exceed the lesser of (i) fifty thousand dollars ($50,000) reduced by the Participant's highest outstanding loan balance during the one-year period ending on the day before the date on which a loan is made, and (ii) fifty percent (50%) of the value of the Participant's Accounts as defined in Section 9.4 as of the preceding Valuation Date plus employee contributions through the date of the distributable event. The amount of the loan shall be a multiple of one hundred dollars ($100).

         (c) The rate of interest that will be charged on a loan for its duration shall be the prime rate charged by commercial lenders for loans made under similar circumstances plus one percent (1%), as of the first day of the calendar month in which the loan is made, provided the rate does not violate applicable usury laws. Such rate shall be determined by the Committee, in its sole discretion.

         (d) The term of the loan shall not be less than six (6) months nor exceed five (5) years, unless the loan is used to acquire a dwelling unit which, within a reasonable period of time (determined at the time the loan is made), is to be used as the principal residence of the Participant, and except as provided by the Secretary of the Treasury, shall require substantially level amortization of the loan (with payments not less frequently than quarterly) over its term. All loans shall be repaid by payroll deductions. Any loan may be repaid in whole without penalty subject to such rules as the Committee may determine, provided the amount of any pre-payment is made by certified check.

         (e) An amount having a value equal to the principal amount of the loan shall be paid from the Account of a Participant to whom a loan is made. Such amount shall be paid on a pro-rata basis from the investment funds in which the Participant's Account is invested, pursuant to Article 8, at the time the loan is made. Payroll deductions made to repay the loan shall be invested in accordance with the Participant's investment election under Article 8, which is in effect at the time such payment is made.

         (f) As evidence of a loan, a Participant shall provide an interest-bearing promissory note to the Committee in such form as shall be prescribed by the Committee and bearing the rate of interest determined pursuant to Section 9.4(c). A Participant's note shall be secured by the vested portion of his Account. The promissory note shall be an asset of the Fund which is allocated to the Loan Account of the Participant. For purposes of the Plan, such note shall have a fair market value at any given time equal to the unpaid balance of the note, plus the amount of any accrued but unpaid interest.

         (g) Notwithstanding any provision herein to the contrary, if any unpaid balance remains on a loan when a Participant terminates his employment with the Employer, the Committee shall deduct the unpaid amount of the loan plus accrued interest, if any, from the benefits which become payable to or on behalf of the Participant under the Plan.

         (h) Loans shall be available to all Participants on a reasonably equivalent basis. The terms of all Participant loans are subject to the review and approval of the Committee and the denial of a loan to a Participant is subject to appeal by the Participant under Article 12.

         (i) Notwithstanding the foregoing, no loan shall be made to a Participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the Participant's Account is a qualified domestic relations order, within the meaning of Code Section 414(p). Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Participant's Account, it may prohibit such Participant from obtaining a loan until the alternate payee's rights under the order are satisfied.

         (j) The Committee shall establish such rules and regulations as may be necessary to administer loans hereunder. Specifically, such rules and regulations shall specify the procedure for applying for Plan loans, the basis on which loans shall be approved or denied, the events constituting default, and the steps that will be taken to preserve Plan assets in the event of default.

                                ARTICLE 10
                          ENTITLEMENT TO BENEFITS

10.1 Retirement. A Participant who retires from employment with the Employer or an Affiliated Employer on or after his Normal Retirement Age shall be entitled to receive a retirement benefit equal to one hundred percent (100%) of the value of his Accounts.

10.2 Disability. A Disabled Participant shall be entitled to receive a disability benefit equal to one hundred percent (100%) of the value of his Accounts.

10.3 Termination of Employment. A Participant whose employment with the Employer and an Affiliated Employer is terminated for any reason other than retirement in accordance with Section 10.1, Disability in accordance with Section 10.2, or death in accordance with Section 10.6 shall be entitled to receive:

         (a) One hundred percent (100%) of the value of his Employee Contribution Account, Qualified Nonelective Contribution Account, and/or Rollover Account,

         (b) A Participant who incurs a Termination at a time when he is not entitled to an Early, Normal, Disability or Postponed Retirement Benefit under this Plan shall be entitled to an Employer Matching Contribution payable as provided in this Plan, which shall be a portion of his Accrued Benefit calculated in accordance with the following table:

Completed Full Years of
Vesting Service                          The Vested Portion Is

Less than 1 Year                                 0 percent
              1                                 20 percent
              2                                 40 percent
              3                                 60 percent
              4                                 80 percent
5 or More Years                                100 percent



10.4 Vesting on Plan Termination. In the event of termination or partial termination of the Plan, each affected Participant shall be one hundred percent (100%) vested in his Account. The foregoing sentence shall not apply to a former participant who has been cashed-out (including those deemed cashed out under Section 10.5) or who has incurred five (5) consecutive One-Year Breaks in Service.

10.5 Forfeitures. A Participant who does not have a one hundred percent (100%) nonforfeitable interest in his Employer Accounts and whose employment with the Employer or an Affiliated Employer is terminated under Section 10.3 shall be deemed to be cashed out and shall forfeit that portion of his Employer Account in which he does not have a nonforfeitable interest. Such forfeiture shall be effective on the Valuation Date coincident with or next following the Participant's Termination Date. Forfeited amounts shall be applied to reduce future Employer Contributions.

         A Participant or former Participant who is subsequently reemployed by the Employer or an Affiliated Employer prior to incurring five (5) consecutive One-Year Breaks in Service shall have the forfeited part of his Employer Account restored. Upon reemployment, the Employer shall make a contribution on behalf of such Participant equal to the amount forfeited, unadjusted for any gains or losses that may have resulted had the amounts not been forfeited.

10.6     Death.
         (a) A death benefit shall be payable to the Beneficiary of a Participant who dies while actively employed by the Employer or an Affiliated Employer. The death benefit shall be equal to one hundred percent (100%) of the value of the Participant's Accounts.

         (b) A death benefit shall be payable to the Beneficiary of a Participant who dies after his Termination Date but prior to receiving the full value of the nonforfeitable portion of his Accounts to which he was entitled under Section 10.1, 10.2, or 10.3, as the case may be. The death benefit shall be equal to the value of the undistributed portion of such Accounts.

         (c) The value of a Participant's Accounts shall be determined as of the Valuation Date coincident with or next following the date of the Participant's death and distributed in accordance with Sections 11.1 and 11.2.

10.7 Beneficiary. Each Participant shall have the right to designate, on forms provided by the Committee, one or more Beneficiaries to receive any amount that may be payable under the Plan because of such Participant's death.

         A Participant shall have the right to revoke or change his Beneficiary designations at any time. If no Beneficiary is designated, the Beneficiary cannot be found, or if the designated Beneficiary is deceased, any amount payable under the Plan shall be paid to the Spouse, if any, of the Participant. If the Participant has no Spouse, or if the Spouse is deceased, any amount payable under the Plan shall be paid to the estate of the Participant.

         Notwithstanding the foregoing, the Beneficiary of a Participant who is legally married at the time of death shall be the Participant's surviving Spouse unless the surviving Spouse has consented in writing to the Participant's designation of another Beneficiary, the consent acknowledges the effect of the designation, names the specific Beneficiary or class of Beneficiaries (if applicable), and the designation is witnessed by a notary public. Notwithstanding the foregoing, if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the Spouse will be deemed to have consented to the designation of such other Beneficiary.

10.8 Small Payments. Notwithstanding Sections 10.1, 10.2, 10.3, and 10.6, the Committee shall direct that the value of the nonforfeitable Account of a Participant be immediately distributed if such value is less than three thousand five hundred dollars ($3,500). The value of the Account shall be determined as of the Valuation Date coincident with or next following the date on which the Participant becomes a Disabled Participant, the Participant's Termination Date or the date of the Participant's death, as the case may be, and shall be distributed as soon as practicable following such Valuation Date.

                                ARTICLE 11
                         DISTRIBUTION OF BENEFITS

11.1 Form of Benefit Payment. A Participant or Beneficiary of a Participant who is entitled to a death benefit will receive the value of his Account to which he is entitled under the Plan pursuant to Article 10 in a single lump sum of cash equal to the value of his Account. Notwithstanding the foregoing, a Participant's or Beneficiaries interest in an Employee Contribution Account shall be distributed in whole shares of Company stock.

11.2 Benefit Commencement. The Plan shall make distributions to Participants and Beneficiaries as soon as practicable after the Valuation Date coincident with or next following the Participant's retirement, date of becoming a Disabled Participant, Termination Date, or death. Any amounts that may be credited to a Participant's Employer Account after the payment of the value of such Account shall be paid as soon as practicable after the Valuation Date coincident with such amounts being credited to the Participant's Employer Account. The Participant may elect to delay the distribution of his Account payable pursuant to Section 10.1, 10.2, or 10.3, subject to the requirements of Section 11.3. If a Participant delays payment hereunder, the Plan shall make distributions to such a Participant as soon as practicable after the Valuation Date coincident with or next following the date the Participant elects to receive his Account.

         Notwithstanding the foregoing, unless the Participant elects otherwise, a distribution from the Plan shall not commence later than sixty (60) days after the end of the Plan Year in which the latest of the following occurs:

         (a) The Participant attains or would have attained age sixty-five
             (65); or

         (b) The Participant terminates employment with the Employer and any Affiliated Employer;

11.3 Minimum Required Distributions. Notwithstanding any provision in the Plan to the contrary, all distributions under the Plan shall be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder, including the incidental death benefit requirement of IRS Proposed Regulations Section 1.401(a)(9)-2. The provisions in this section override any distribution options under the Plan if inconsistent with the requirements of Code Section 401(a)(9).

         (a) Pre-Death Distribution. Distributions to a Participant shall commence no later than the April 1 of the calendar year following the calendar year in which a Participant attains age seventy and one-half (70-1/2). However, if a Participant attained age 70-1/2 before January 1, 1988, distributions to such Participant shall commence no later than the April 1 following the calendar year in which such Participant retires. Distributions shall be made in one of the forms specified under Section 11.1. In no event shall distributions be made for a period greater than the life expectancy of the Participant or joint life expectancy of the Participant and his Spouse, determined as of April 1 of the calendar year in which the Participant attains age 70-1/2 or retires, as the case may be.

         (b) Post-Death Distributions. In the event of the death of the Participant, any payments due following the death of the Participant shall be made in accordance with Article 10. In the case of a Participant who had begun to receive distributions under Section 11.3(a), distributions shall be made after such Participant's death at least as rapidly as before his death. In the case of other Participants, in no event shall distributions be made later than the end of the calendar year which contains the fifth anniversary of the date of the Participant's death.

11.4 Eligible Rollover Distribution Provision. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. This provision applies to distributions made on or after January 1, 1993. For purposes of this Section the following terms shall apply.

         (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) Distributee: A distributee includes an Employee or former employee. In addition, the Employee's or former employee's surviving Spouse and the Employee's or former employee's Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p) Code, are distributees with regard to the interest of the Spouse or former spouse.

         (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                ARTICLE 12
                            PLAN ADMINISTRATION

12.1 Appointment of Committee. A Plan Committee consisting of at least three (3) members shall be appointed by the Board to administer the Plan on behalf of the Board. Vacancies in the Committee shall be filled from time to time by appointment of a new Committee member by the Board. A member of the Committee shall hold office until he gives written notice of his resignation to the Board, until death, or until removal by the Board.

12.2     Powers and Duties of the Committee.

         (a) The Committee shall have full power to administer the Plan and to construe and apply all of its provisions on behalf of the Employer. The Committee is the Named Fiduciary within the meaning of ERISA Section 402(a) for purposes of Plan administration. Decisions by the Committee will be deemed final in each case. The Committee's powers and duties, unless properly delegated, shall include, but shall not be limited to:

             (1) Designating agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

             (2) Deciding questions relating to eligibility, continuity of employment, and amounts of benefits.

             (3) Deciding disputes that may arise with regard to the rights of Employees, Participants or Beneficiaries and their legal representatives, under the terms of the Plan.

             (4) Obtaining information from the Employer with respect to its
                 Employees as necessary to determine the rights and benefits of Participants under the Plan. The Committee may rely conclusively on such information furnished by the Employer.

             (5) Compiling and maintaining all records necessary for the
                 Plan.

             (6) Authorizing the Funding Agent to make payment of all
                 benefits as they become payable under the Plan.

             (7) Engaging such legal, administrative, consulting,
                 investment, accounting, and other professional services as the Committee deems proper.

             (8) Adopting rules and regulations for the administration of the Plan that are not inconsistent with the Plan. The Committee may, in a nondiscriminatory manner, waive the timing requirements of any notice or other requirements described in the Plan. Any such waiver will not obligate the Committee to waive any subsequent timing or other requirements for other Participants.

             (9) Interpreting and approving Qualified Domestic Relations
                 Orders, in accordance with Code Section 414(p).

             (10) Making nonsubstantive amendments for the purposes of maintaining the qualified status of the Plan only.

             (11) Performing other actions provided for in other parts of this Plan.

         (b) The Company shall have responsibility for, and shall be the Named Fiduciary for, the following purposes:

             (1) Selection of the funding media for the Plan, including the power to direct investments and to appoint an investment manager or managers pursuant to ERISA Section 402(c).

             (2) Allocating fiduciary responsibilities, other than Funding
                 Agent responsibilities as defined in ERISA Section 405(c), among fiduciaries, and designation of additional fiduciaries.

             (3) Selection of insurance contracts to provide benefits
                 hereunder, or, if all assets are not held under insurance contracts, the Funding Agent.

         (c) The Funding Agent, if any, shall have responsibility for, and shall be the Named Fiduciary for the care and custody of, and, to the extent the Committee has not reserved to itself this right or that investment managers are not appointed by the Employer, management of Plan assets other than insurance contracts.

12.3 Actions by the Committee. A majority of the members composing the Committee at any time will constitute a quorum. The Committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The Committee will appoint a Committee Chairperson and a Secretary. The Secretary will record all action taken by the Committee. The Committee will have authority to designate in writing one of its members or any other person as the person authorized to execute papers and perform other ministerial duties on behalf of the Committee.

12.4 Interested Committee Members. No member of the Committee will participate in an action of the Committee on a matter which applies solely to that member. Such matters will be determined by a majority of the remainder of the Committee.

12.5 Indemnification. The Employer, by the adoption of this Plan, indemnifies and holds the members of the Committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties. The foregoing right of indemnification will not be exclusive of other rights to which each such member may be entitled by any contract or other instrument or as a matter of law.

12.6 Conclusiveness of Action. Any action on matters within the discretion of the Committee will be conclusive, final, and binding upon all Participants in the Plan and upon all persons claiming any rights, including Beneficiaries.

12.7 Payment of Expenses. The members of the Committee will serve without compensation for their services. The compensation or fees of consultants, actuaries, accountants, counsel and other specialists and any other costs of administering the Plan or Fund, will be paid by the Employer.

12.8 Claim Procedure. Any Participant or Beneficiary may submit a written application to the Committee for payment of any benefit that may be due him under the Plan. Such application shall set forth the nature of the claim and any information as the Committee may reasonably request. Upon receipt of any such application, the Committee shall determine whether or not the Participant or Beneficiary is entitled to the benefit hereunder.

         If a claim is denied, in whole or in part, the Committee shall give written notice to any Participant or Beneficiary of the denial of a claim for the commencement, continuation or calculation of amount of retirement benefits under the Plan. The notice shall be given within ninety (90) days after receipt of the Participant's or Beneficiary application unless special circumstances require an extension for processing the claim. In no event shall such extension exceed a period of ninety (90) days from the end of such initial review period. The notice will be delivered to the claimant or sent to the claimant's last known address, and will include the specific reason or reasons for the denial, a specific reference or references to pertinent Plan provisions on which the denial is based, a description of any additional material or information for the claimant to perfect the claim, which will indicate why such material or information is needed, and an explanation of the Plan's claims review procedure.

         If the claimant wishes to appeal the claim's denial, the claimant or a duly authorized representative will file a written request with the Committee for a review. This request must be made by the claimant within sixty (60) days after receiving notice of the claim's denial. The claimant or representative may review pertinent documents relating to the claim and its denial, may submit issues and comments in writing to the Committee and may request a hearing. Within sixty (60) days after receipt of such a request for review, the Committee shall reconsider the claim, and if the claimant shall have so requested, shall afford the claimant or his representative a hearing before the Committee and make a decision on the merits of the claim. If circumstances require an extension of time for processing the claim, the sixty (60) day period may be extended but in no event more than one hundred and twenty (120) days after the receipt of a request for review. The decision on review will be in writing and include specific reasons and references to the pertinent Plan provisions on which the decision is based.

                                ARTICLE 13
                           ESTABLISHMENT OF FUND

13.1     Funding Agreement.  Contributions made by Participants pursuant to
         Article 4 hereof shall be held in a Fund or Funds. The Employer shall enter into a trust arrangement, or a combination of a trust arrangement and insurance company contract(s), with one or more Funding Agents providing for the administration of the Fund or Funds in which the assets of this Plan are held.

                                ARTICLE 14
              AMENDMENT, TERMINATION, AND MERGER OF THE PLAN

14.1 Right to Amend the Plan. The Employer reserves the right to modify, alter, or amend this Plan from time to time to any extent that it may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualification of the Plan under Code Section 401 or the appropriate provisions of any subsequent revenue law. No such amendment shall increase the duties or responsibilities of a Funding Agent without its consent thereto in writing. No such amendment(s) shall have the effect of reinvesting in the Employer the whole or any part of the principal or income to purposes other than for the exclusive benefit of Participants or Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. No amendment shall reduce a Participant's Account balance on the effective date of the Plan amendment or eliminate an optional form of benefit under the Plan with respect to the Participant's Account balance on the date of the amendment.

14.2 Right to Terminate the Plan. The Employer shall have the right to terminate this Plan at any time. In the event of such termination all affected Participants shall be vested as provided in Section 10.4.

14.3 Plan Mergers, Consolidations, and Transfers. The Plan shall not be automatically terminated by the Employer's acquisition by or merger into any other company, trade, or business, but the Plan shall be continued after such merger provided the successor employer agrees to continue the Plan with respect to affected Participants herein. All rights to amend, modify, suspend, or terminate the Plan with respect to Participants of the Employer shall be transferred to the successor employer, effective as of the date of the merger or acquisition. The merger or consolidation with, or transfer of the allocable portion of the assets and liabilities of the Fund to any other qualified retirement plan trust shall be permitted only if the benefit each Plan Participant would receive, if the Plan were terminated immediately after such merger or consolidation, or transfer of the allocable portion of the assets and liabilities, would be at least as great as the benefit he would have received had this Plan been terminated immediately before the date of merger, consolidation, or transfer.

14.4 Amendment of Vesting Schedule. If the vesting provisions of this Plan are amended, including an amendment caused by the expiration of top-heavy status under the terms of Article 15, Participants with three (3) or more Years of Service, or three (3) or more years of employment, whether or not consecutive, at the later of the date the amendment is adopted or becomes effective, shall automatically be vested, from that point forward, in the greater of the amount vested under the vesting schedule as amended or the amount vested under the vesting schedule prior to amendment.

                                ARTICLE 15
                        TOP-HEAVY PLAN REQUIREMENTS

15.1 General Rule. For any Plan Year for which the Plan is a Top-Heavy Plan as defined in Section 15.4, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the provisions of this Article 15.

15.2 Vesting Provision. Each Participant who has completed an Hour of Service during the Plan Year in which the Plan is a Top-Heavy Plan shall have a nonforfeitable right to the percentage of the previous Employer Account (other than the Qualified Nonelective Contribution subaccount) under this Plan, in accordance with an acceptable accelerated Top-Heavy vesting method described in the regulations and designated by the Committee.

         Each Participant's vested portion of his Employer Account shall not be less than his vested Employer Account determined as of the last day of the last Plan Year in which the Plan was not a Top-Heavy Plan. If the Plan ceases to be a Top-Heavy Plan, an Employee with three or more years of employment, whether or not consecutive, shall have the vested portion of his Employer Account determined either in accordance with this Section or Section 10.3.

15.3 Coordination with Other Plans. In the event that another defined contribution plan or defined benefit plan maintained by the Employer or any Affiliated Employer provides contributions or benefits on behalf of Participants in the Plan, such other plan shall be treated as part of this Plan pursuant to applicable principles (such as Rev. Rul. 81-202 or any successor ruling) in determining whether this Plan satisfies the requirements of Sections 15.4 and 15.5.

15.4 Top-Heavy Plan Definition. The Plan shall be a Top-Heavy Plan for any Plan Year if, as of the determination date, as defined in Subsection (a), the aggregate of the Accounts under the Plan for Participants who are key employees, as defined in Section 15.6, exceeds sixty percent (60%) of the present value of the aggregate of the Accounts for all Participants, or if this Plan is required to be in an aggregation group, as defined in Subsection (c), which for such Plan Year is a top-heavy group, as defined in Subsection
         (d). For purposes of making this determination, the Accounts of a Participant (i) who is not a key employee but who was a key employee in a prior Plan Year or (ii) who has not performed any service for the Employer at any time during the five (5) year period ending on the determination date, shall be disregarded.

         (a) "Determination date" means for any Plan Year the last day of the immediately preceding Plan Year.

         (b) The present value shall be determined as of the most recent Valuation Date that is within the 12-month period ending on the determination date, and as described in the regulations prescribed under the Code.

         (c) "Aggregation group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

             (1) The group of plans that are required to be aggregated, the
                 "required aggregation group," includes:

                 (A) Each plan of an Affiliated Employer, in which a key employee is a participant, including collectively bargained plans, and

                 (B) Each other plan of an Affiliated Employer, including collectively bargained plans, which enables a plan in which a key employee is a participant to meet the requirements of Code Sections 401(a)(4) and 410.

             (2) The group of plans that are permitted to be aggregated, the
                 "permissive aggregation group," includes the required aggregation group plus one (1) or more plans of an Affiliated Employer, that is not part of the required aggregation group and that the Committee certifies as constituting a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if benefits are comparable to those provided by the plans in the required aggregation group and, if after the addition, the aggregation group as a whole continues to meet the requirements of Code Sections 401(a)(4) and 410.

         (d) "Top-heavy group" means the aggregation group, if, as of the applicable determination date, the sum of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of key employees under all defined contribution plans included in the aggregation group exceeds sixty percent (60%) of the aggregate accrued benefits and accounts for all employees under such defined benefit and defined contribution plans. If the aggregation group that is a top-heavy group is a required aggregation group, each plan in the group will be top-heavy. If the aggregation group that is a top-heavy group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as top-heavy. If the aggregation group is not a top-heavy group, no plan within such group will be top-heavy.

         (e) In determining whether the Plan constitutes a Top-Heavy Plan, the Committee shall make the following adjustments in connection therewith:

             (1) When more than one (1) plan is aggregated, the Committee shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits and account balances. The results shall then be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year.

             (2) In determining the present value of the cumulative accrued benefits or the value of the account of any Employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such Employee under the applicable plan during the 5-year period ending on the determination date, unless reflected in the value of the accrued benefit or account balances as of the most recent Valuation Date. Such amounts shall include distributions to employees which represented the entire amount credited to their accounts under the applicable plan, and distributions made on account of the death of an employee to the extent such death benefits do not exceed the present value of the account.

15.5 Change in 415(e) Limits. In the event the Employer also maintains a defined benefit plan that provides benefits to Participants in this Plan, and if the Plan is a Top-Heavy Plan, the combined plan limit of Code Section 415(e) shall be applied by substituting "1.0" for "1.25" in Code Sections 415(e)(2)(B) and 415(e)(3)(B).
         However, this provision does not apply if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in Section 15.4.

15.6 Key Employee. The term "key employee" means any Employee, including former Employees under the Plan who, at any time during the Plan Year containing the determination date or during any of the four (4) preceding Plan Years, is or was one of the following:

         (a) An officer of an Affiliated Employer, having annual compensation from the Affiliated Employer greater than fifty percent (50%) of the dollar amount in effect under Code
             Section 415(b)(1)(A). Whether an individual is an officer shall be determined by the Committee on the basis of all the facts and circumstances, such as an individual's authority, duties and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, there shall be treated as officers no more than the lesser of (i) fifty (50) Employees, or (ii) the greater of three (3) Employees or ten percent (10%) of the greatest number of Employees.

             For this purpose, the highest-paid officers shall be selected.

         (b) One of the ten (10) Employees having annual compensation greater than the dollar limitation in effect under Code
             Section 415(c)(1)(A) and owning (or considered as owning, within the meaning of the constructive ownership rules of the
             Code) more than one-half percent (.5%) interest in the value and the largest percentage interests in an Affiliated Employer. An Employee who has such an ownership interest is considered to have one (1) of the largest interests in the Affiliated Employer unless at least ten (10) other Employees own a greater interest than that Employee during any year in the testing period and such other employees have annual compensation during such Plan Year of ownership greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the Plan Year. Ownership shall be determined on the basis of percentage of ownership interest in total ownership value and not dollar amounts.

         (c) Any person who owns (or is considered as owning within the meaning of the constructive ownership rules of the Code) more than five percent (5%) of the outstanding stock of an Affiliated Employer or possessing more than five percent (5%) of the combined total voting power of an Affiliated Employer.

         (d) A one percent (1%) owner of the outstanding stock of an Affiliated Employer having an annual compensation from the Affiliated Employer of more than one hundred fifty thousand dollars ($150,000).

         For purposes of this Section 15.6, compensation shall mean compensation as defined in Code Section 414(q)(7).

         For purposes of Subsections (a), (b), (c), and (d) of this definition, a Beneficiary of a key employee shall be treated as a key employee. For purposes of Subsections (c) and (d), each Affiliated Employer is treated separately in determining ownership percentages; but in determining the amount of compensation, each Affiliated Employer is taken into account.

15.7 Non-Key Employee. The term "non-key employee" means any Employee and any Beneficiary of an Employee who is not a key employee.

15.8     Collective Bargaining Rules.  The provisions of Sections 15.2 and
         15.3 do not apply with respect to any Employee included in a unit of employees covered by a collective bargaining agreement unless the application of such sections has been agreed on with the collective bargaining agent.

                                ARTICLE 16
                               MISCELLANEOUS

16.1 Limitation on Distributions. Notwithstanding any provision of this Plan regarding payment to Beneficiaries or Participants, or any other person, the Committee may withhold payment to any person if the Committee determines that such payment may expose the Plan to conflicting claims for payment. As a condition for any payments, the Committee may require such consent, representations, releases, waivers or other information as it deems appropriate. The Committee may, in its discretion, comply with the terms of any judgment or other judicial decree, order, settlement or agreement including, but not limited to, a Qualified Domestic Relations Order as defined in Code Section 414(p).

16.2 Limitation on Reversion of Contributions. Except as provided in subsections (a) through (c) below, Employer contributions, if any, made under the Plan will be held for the exclusive benefit of Participants or Beneficiaries and may not revert to the Employer.

         (a) A contribution made by the Employer, if any, under a mistake of fact may be returned to the Employer within one (1) year after it is contributed to the Plan.

         (b) A contribution conditioned on the Plan's initial qualification under Code Sections 401(a) and 501(a) may be returned to the Employer if the Plan does not qualify within one (1) year after the date the Plan is denied qualification.

         (c) A contribution conditioned upon its deductibility under Code
             Section 404 may be returned, to the extent the deduction is disallowed, to the Employer within one (1) year after the disallowance.

         The maximum contribution that may be returned to the Employer, if any, will not exceed the amount actually contributed to the Plan, or the value of such contribution on the date it is returned to the Employer, if less.

16.3 Voluntary Plan. The Plan is purely voluntary on the part of the Employer and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits will be construed as giving any Employee or any person legal or equitable right against the Employer, any Funding Agent or other Funding Agent, or the Committee unless specifically provided for in this Plan or conferred by affirmative action of the Committee or the Employer according to the terms and provisions of this Plan. Such actions will not be construed as giving any Employee or Participant the right to be retained in the service of the Employer. All Employees and/or Participants will remain subject to the discharge to the same extent as though this Plan had not been established.

16.4 Nonalienation of Benefits. Participants and Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but neither those benefits nor any of the property rights in the Plan are assignable or distributable to any creditor or other claimant of a Participant or Beneficiary. A Participant will not have the right to anticipate, assign, pledge, accelerate, or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Participant or his Beneficiary provided, however, the Committee shall recognize and comply with a valid Qualified Domestic Relations Order as defined in Code Section 414(p).

16.5 Inability to Receive Benefits. If the Committee receives evidence that a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release, and another person or any institution is maintaining or has custody of such person, and no guardian, committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, then any distribution made under the Plan may be made to such other person or institution. The release of such other person or institution will be a valid and complete discharge for the payment of such distribution.

16.6 Missing Persons. If the Committee is unable, after reasonable and diligent effort, to locate a Participant or Beneficiary where no contingent beneficiary is provided under the Plan, who is entitled to a distribution under the Plan, the distribution due such person will be forfeited after five (5) years. If, however, such a person later files a claim for such benefit, it will be reinstated without any interest earned thereon. In the event that a distribution is due to a Beneficiary where a contingent beneficiary is provided under the Plan (including the situation on which the contingent beneficiary is the Participant's estate), and the Committee is unable, after reasonable and diligent effort, to locate the Beneficiary, the benefit shall be payable to the contingent beneficiary, and such non-locatable Beneficiary shall have no further claim or interest hereunder. Notification by certified or registered mail to the last known address of the Participant or Beneficiary will be deemed a reasonable and diligent effort to locate such person.

16.7 Limitation of Third-Party Rights. Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm, or association other than the Employer, the Participants, or the Beneficiaries, and their successors in interest, any right, remedy, or claim under or by reason of this Plan except pursuant to a Qualified Domestic Relations Order as defined in Code Section 414(p).

16.8 Invalid Provisions. In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.

16.9 One Plan. This Plan may be executed in any number of counterparts, each of which will be deemed an original and the counterparts will constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.

16.10 Use and Form of Words. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where that gender would apply, and vice versa. Whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where the plural form would apply, and vice versa.

16.11 Headings. Headings to Articles and Sections are inserted solely for convenience and reference, and in the case of any conflict, the text, rather than the headings, shall control.

16.12 Governing Law. The Plan will be governed by and construed according to the federal laws governing employee benefit plans qualified under the Code and according to the laws of the state of California where such laws are not in conflict with the federal laws.

IN WITNESS WHEREOF, Ameron, Inc. has adopted this Plan effective January 1,
1993.


                                   AMERON, INC.

                                        /s/ Gary Wagner
ATTEST:                            By:_________________________________________

                                   Title: Vice President

     /s/ Joan Hague
By: ________________________________

Date: January 15, 1993
                                       /s/ Javier Solis
                                   By:_________________________________________

                                   Title:  Secretary

                            AMENDMENT 1995-1
                                 TO THE
             AMERON, INC. 401(K) RETIREMENT SAVINGS PLAN


This Amendment is made by the Board of Directors of Ameron, Inc. (The "Company") to be effective January 1, 1994, or as otherwise noted.

1.   Section 1.12 shall be amended by inserting the following:

     Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1994, the applicable annual Compensation limit is one hundred and fifty thousand dollars ($150,000), as adjusted annually for cost of living in accordance with Code Section 401(a)(17).

2.   Section 1.30 shall be amended by inserting the following definition:

     COMPENSATION shall mean Compensation as defined in Section 1.12 of the Plan.

3. Section 5.1(a) shall be amended by changing the third sentence to read as follows:

     The amount of stock allocated to the Employer Contribution Account for each Participant will equal 50% of his/her contributions for such Valuation Period to a maximum of 3% of his/her total Compensation for such Valuation Period.

4.   Section 6.09 shall be amended by adding 6.9(c) as follows:

     Notwithstanding the foregoing, for purposes of this Section 6.9 the term compensation shall mean the portion of Compensation earned by the Participant during the period of actual participation in the Plan. However, for the purposes of determining Code Section 415 limits, those items that were excluded from Compensation in Section 1.12 shall be included.

5. Section 10.3(a) shall be amended by inserting the word PRETAX between the words EMPLOYEE and CONTRIBUTION.

6.   Section 10.4 shall be amended to include the following:

     Notwithstanding the foregoing, upon Plan termination, partial Plan termination or upon complete discontinuance of contributions, affected Participants shall become one hundred percent (100%) vested.

7. Section 10.5 shall be amended by adding the following language to the first paragraph:

     Notwithstanding the foregoing, only a non-vested participant can be deemed cashed-out and a vested employee may not forfeit his or her account balance prior to receiving a cash-out upon termination of service.

8.   Section 1.16 shall be amended to read as follows:

          EFFECTIVE DATE shall mean April 1, 1989, restated January 1,
          1993.

9.   Article 15 shall be restated as follows:

                           ARTICLE 15
                  TOP-HEAVY PLAN REQUIREMENTS

15.1 GENERAL RULE. For any Plan Year for which the Plan is a Top-Heavy Plan as defined in Section 15.4, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the provisions of this Article 15.

15.2 VESTING PROVISION. Each Participant who has completed an Hour of Service during the Plan Year the Plan is a To-Heavy Plan shall have a nonforfeitable right to the percentage of the previous Employer Account (other than the Qualified Nonelective Contribution subaccount) under this Plan, in accordance with Section 10.3.

     Each Participant's vested portion of his Employer Account shall not be less than his vested Employer Account determined as of the last day of the last Plan Year in which the Plan was not a Top-Heavy Plan. If the Plan ceases to be a Top-Heavy Plan, an employee with three or more years of employment, whether or not consecutive, shall have the bested portion of his Employer Account determined in accordance with Section 10.3.

15.3 COORDINATION WITH OTHER PLANS. In the event that another defined contribution plan or defined benefit plan maintained by the Employer or any Affiliated Employer provides contributions or benefits on behalf of Participants in the Plan, such other plan shall be treated as part of this Plan pursuant to applicable principles (such as Rev. Rule. 81-202 or any successor ruling) in determining whether this Plan satisfies the requirements of Sections 15.6, 15.7 and 15.8.

15.4 DETERMINATION OF TOP-HEAVY STATUS. The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the Value of Accounts under the Plan for Key Employees (including former employees who are Key Employees) exceeds sixty percent (60%) of the aggregate of the Value of Accounts of all employees, including former Non-Key Employees, or if this Plan is required to be in an Aggregation Group, any such Plan Year within such Group is a Top-Heavy Group.

For purposes of this Section, the capitalized words have the following meaning:

(a) AGGREGATION GROUP means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated.


The group of plans required to be aggregated (the "required aggregation group") includes:

(i)each plan of the Employer and/or Related Employer in which a Key Employee is a participant; and

(ii)each other plan of the Employer and/or Related Employer which enables a plan in which a Key Employee is a participant to meet the requirements of the Code, prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards.

The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of the Employer and/or a Related Employer that is not part of the required aggregation group and that the Employer certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminated as to contributions or benefits in favor of officers, shareholders, or the highly compensation and to meet the minimum participation standards under the Code.

(b) DETERMINATION DATE means for any Plan Year the last day of the immediately preceding Plan Year.

(c) KEY EMPLOYEE means any employee or former employee who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

      (i)an officer of the Employer and/or a Related Employer having annual compensation in excess of fifty percent (50%) of the dollar limitation under Code Section 415(b)(1)(A). Whether an individual is an officer shall be determined by the Employer on the basis of all facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers will be no more than the fewer of: (A) fifty employees; or (B) the greatest of three employees or ten percent (10%) of the employees.

For this purpose, the highest-paid officers shall be selected.

    (ii)one of the ten (10) employees having annual compensation from the Employer or from a Related Employer in excess of the amount in effect under Code Section 415(c)1)A)and owning (or considered as owning, within the meaning of the constructive ownership rules of the Code) the largest interests of the Employer in any Related Employer. If two (2) employees have the same interest in the Employer or a Related Employer, the employee having the greater annual compensation shall be treated as having the greatest interest. An Employee will not be considered a top ten owner for a Plan Year if the Employee earns less than the maximum dollar limitation on contributions and other annual additions to a Participant's account in a defined contribution plan under the Code, as in effect for the calendar year in which the Determination Date falls.

    (iii)any person who owns (or is considered as owning, within the meaning of the constructive ownership rules of the Code) more than five percent (5%) of the outstanding stock of the Employer or a Related Employer or stock possessing more than five percent (5%) of the combined voting power of all stock of the Employer or Related Employer.

    (iv)a one percent (1%) owner of the Employer or a Related Employer having an annual compensation from the Employer and all Related Employers of more than one hundred fifty thousand dollars($150,000) and possessing more than one percent (1%) of the combined total voting power of all stock of the Employer and Related Employers of more than one percent (1%) of the outstanding stock of the Employer and Related Employers. For purposes of this subsection, compensation means all items includable as compensation for purposes of applying the limitations on contributions and other annual additions to a Participant's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the Code.

(d)NON-KEY EMPLOYEE means any employee (and any beneficiary of an employee) who is not a Key Employee.

(e)TOP-HEAVY GROUP means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the Value of Accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees, under all such defined benefit plans plus the aggregate Value of Accounts for all employees, excluding former Key Employees, under all such defined contribution plans. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such a group will be a Top-Heavy Plan. The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Participating Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)1)C).

(f)VALUE OF ACCOUNTS means the sum of (i) the value, as of the most recent Valuation Date occurring within the twelve (12) months ending on the Determination Date, of the Participant's Accounts, and (ii) contributions due to such Accounts as of the Determination Date, minus (iii) withdrawals from such Accounts since such Valuation Date.

In determining whether this Plan constitutes a Top-Heavy Plan, the Employer (or its agent) will make the following adjustments:

    (I)When more than one plan is aggregated, the Employer shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

    (ii)In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five (5) year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date.

The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan and distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group.

(g) Further, in making such determination, such present value of such account shall include any rollover contribution (or similar transfer), as follows:

    (i) If the rollover contribution (or similar transfer) is initiated by the employee and made to or from a plan maintained by the employer and/or a related employer, the plan providing the distribution shall include such distribution in the present value of such account; the plan accepting the distribution shall not include such distribution, in the present value of such account unless the plan accepted it before December 31, 1983.

    (ii)If the rollover contribution (or similar transfer) is not initiated by the employee or is made from a plan maintained by the Employer and/or a Related Employer, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account.

    (iii)In any case, where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such employee will be altogether disregarded.

For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he met the definition of Key Employee within any of the four preceding Plan Years, this provision will apply following the end of such period of time.

(h) Further, in making such determination, if an individual has not performed any services for the Employer or Participating Employer at any time during the five (5) year period ending of the Determination Date, such present value of such account will be altogether disregarded.

15.5 COLLECTIVE BARGAINING RULES. The provisions of Sections 15.2 and 15.3 do not apply with respect to any Employee included in a unit of employees covered by a collective bargaining agreement unless the application of such sections has been agreed on with the collective bargaining agent.

15.6 MINIMUM CONTRIBUTION PROVISIONS. Each Participant who (i) is a Non-Key Employee, as defined in Section 15.4 and (ii) is employed on the last day of the Plan Year, even if such individual has failed to complete one thousand (1,000) Hours of Service during such Plan Year or did not make Deferral Contributions in such Plan Year, will be entitled to have the aggregate of contributions allocated to his Employer Matching Contribution Account, Employer Discretionary Contributions Accounts, and his Deferral Account equal to not less than three percent (3%) (the Minimum Contribution Percentage) of his compensation. The compensation considered hereunder is compensation as defined in section 6.9(c) adjusted as described in Section
15.8.  The Minimum Contribution Percentage will be reduced for any Plan
Year to the percentage at which such contributions are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee, as defined in Section 15.6, will be determined by dividing such contributions made for such Key Employee by the amount of his total compensation for the Plan Year that does not exceed one hundred and fifty thousand ($150,000) (Multiplied by the Adjustment Factor).

Such amount will be adjusted in the same manner as the amount set forth in
Section 15.7 below.

Contributions considered under the first paragraph of this Section 15.6 will includes the contributions described above under this Plan and contributions under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 15.3 above), but will not include any plan required in such aggregation group if the plan enables a defined contributions plan required to be included in such group to meet the requirements of the Code, prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards.

Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law.

Notwithstanding the foregoing, Employer Matching Contributions allocated to Key Employees shall be treated as Employer contributions for purposes of determining the minimum contribution required. Elective contributions on behalf of Key Employees shall also be taken into account in determining the minimum contribution required.

Notwithstanding the foregoing, for a year in which the Plan is top-heavy, each non-key employee will receive a minimum contribution if the Participant has not separated from service at the end of the Plan Year, regardless of whether the non-key employee has less than 1,000 hours of service. In addition, for any year in which the Plan is top-heavy, each non-key employee will receive a minimum contribution if the Participant has not separated from service at the end of the Plan Year, regardless of the non-key employee's level of compensation. Finally, in any year in which the Plan is top-heavy, each non-key employee will receive a minimum contribution if the Participant has not separated from service at the end of the Plan Year, regardless of whether the employee declines to make a mandatory contribution to a plan that generally requires such a contribution.

15.7 LIMITATION ON COMPENSATION. Annual Participant's compensation taken into account under this Article XV for purposes of computing benefits under this Plan will not exceed the first one hundred and fifty thousand dollars ($150,000)(multiplied by the Adjustment Factor). The compensation considered under this Article SV shall be the Participating Employer under a salary reduction agreement that are not includable in an Employee's gross income under Code Sections 125, 401(a)(8), 402(h) or 403(b). The dollar limitation will be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

15.8 LIMITATION ON CONTRIBUTIONS. In the event that the Employer or a Related Employer also maintains a defined benefit plan providing benefits on behalf of Participants in this Plan, one of the two following provisions will apply:

    (a) if for the Plan Year this would not be a Top-Heavy Plan if "ninety percent" (90%) were substituted for "sixty percent (60%) in Section 15.4, then the percentage of three percent (3%) used in Section 15.9 is changed to four percent (4%); or

    (b) if for the Plan Year the plan would continue to be a Top-Heavy Plan if "ninety percent" (90%) were substituted for "sixty percent" (60%) in
Section 15.4, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction will be calculated as set forth in Section 6.9 for the limitation year ending in such Plan Year by substituting "one (1)" for "one and twenty-five hundredths (1.25)" in each place such figure appears. This subsection (b) will not apply for such Plan Year with respect to any individual for whom there are no Employer contributions or forfeitures allocated to his Employer matching contributions account, Employer's discretionary contributions account, or his deferral account or accruals earned under the defined benefit plan, if any.

15.9 Notwithstanding the foregoing, if an employer maintains more than one plan, the top-heavy minimums must be properly coordinated by specified approach: (i) provide appropriate minimums in each plan, (ii) provide a defined benefit minimum in the defined benefit plan, which is offset by the benefits provided under the defined contribution plan, (iii) make a comparability analysis to prove that the defined contribution plans are providing benefits at least equal to the minimum defined benefit, (iv) provide a safe harbor minimum contribution plan. If contributions and forfeitures under the defined contribution plan equal 5 percent (5%) of compensation for each year the Plan is top-heavy, such minimum will be presumed to satisfy the section 416 minimum.

If the top-heavy ratio does not exceed 90% and the Employer uses a factor of 1.25 in the denominator of the IRC 415 fraction, one of the following approaches must be met: (i) A defined benefit minimum of 3% per year of service (up to 30%) is provided or (ii) for participant's covered only be a defined contribution plan, a defined contribution minimum of 4$ is provided, or (iii) for Participants covered by both types of plans, benefits from the defined contribution minimum are comparable to the 3% defined benefit minimum. Or (iv) the plan provides a floor offset where the floor is a 3% defined benefit minimum, or (v) a defined contribution minimum of 7 1/2% of compensation is provided for any non-key employee who is covered under both a defined benefit plan and a defined contribution plan (each of which is top-heavy) of an employer.

Notwithstanding the foregoing, the Employer reserves the right to amend the Plan to reflect the approach that is to be used by the Plan in the case of top-heaviness.

IN WITNESS WHEREOF, the Company has executed the foregoing instrument on this 6th day of January 1994.


AMERON, INC.

/s/ Gary Wagner, Senior Vice President
______________________________

                        AMENDMENT 1996-1
                             TO THE
          AMERON, INC. 401(k) RETIREMENT SAVINGS PLAN



This Amendment is made by the Board of Directors of Ameron, Inc. (the "Company") to be effective
January 1, 1996.

1. Section 1.1 shall be amended by eliminating it in its entirety and inserting the following:

  "Account" shall mean, with respect to any Participant, his Employee Pretax Contribution Account and Employer Contribution Account, Loan Account, and Rollover Account and shall, as to each such Account, include any subaccount established thereunder.

2.   Section 4.4 shall be amended by changing "2% to 15%" to "1% to 15%".

3. Section 5.1(a) shall be amended by eliminating it in its entirety and inserting the following:

  At the discretion of the Board of Directors, the Employer may contribute out of its income for the current fiscal year and/or accumulated earned surplus for such fiscal year before all federal income taxes and excess profits to the Plan an amount that, when added to the aggregate of available forfeitures under this Plan, equals the sum of the amounts to be allocated during such Valuation Period to the Employer Contribution Account of each Participant. The amount allocated to the Employer Contribution Account for each Participant will equal

  (1) an amount determined by multiplying 50% times a Participant's matched contributions which are greater than 0% but not greater than 2% of a Participant's Compensation for such Valuation Period, plus

  (2) an amount determined by multiplying a Company Match percentage (adjusted according to the following table) by a Participant's matched contributions which are greater than 2% but not greater than 6% of a Participant's Compensation:

                            ROE                            Company Match

       ROE less than or equal to 10%                            None
       ROE greater than 10% and less than or equal to 12%         5%
       ROE greater than 12% and less than or equal to 13%        15%
       ROE greater than 13% and less than or equal to 14%        30%
       ROE greater than 14% and less than or equal to 15%        50%
       ROE greater than 15% and less than or equal to 16%        65%
       ROE greater than 16% and less than or equal to 17%        80%
       ROE greater than 17% and less than or equal to 18%        90%
       ROE greater than 18%                                     100%

  Notwithstanding any other provisions to the contrary in this Plan, subsections (I) Employer Contributions and (ii) Qualified Nonelective Contributions shall be credited to the Participant's Account as follows:

  (I) Employer Contributions associated with subsection (1) above shall be credited monthly to the Participant's Account and Employer Contributions associated with subsection (2) above shall be credited to the Participant's Account following public disclosure of audited financials for the Company, but in no event later than the date Company tax returns are filed.

  (ii) Qualified Nonelective Contributions shall be credited annually, to the Participant's Account, if the Participant is an active
       Participant on the last day of the Plan Year.

4.   Sections 8.1 shall be amended by changing the term "Pretax
     Contributions" to "Employee Pretax Contributions and Employer
     Contributions".

5.   Sections 8.2 shall be amended by changing the term "Pretax
     Contributions" to "Employee Pretax Contributions and Employer
     Contributions".

6.   Sections 8.3 shall be amended by changing the term "Pretax
     Contributions" to "Employee Pretax Contributions and Employer
     Contributions".


IN WITNESS WHEREOF, the Company has executed the foregoing instrument on this 9th day of January, 1996.

AMERON, INC.



/s/ Gary Wagner, Senior Vice President
_____________________________